Exhibit 10.1

INVESTMENT AGREEMENT

BY AND BETWEEN

FINANCE OF AMERICA COMPANIES INC.

AND

THE INVESTORS LISTED ON SCHEDULE A HERETO

Dated as of December 11, 2025

EXHIBITS

Exhibit A – Definitions

SCHEDULE A

Schedule A – List of Investors

ANNEXES

Annex A – Form of Certificate of Designations

Annex B – Form of Registration Rights Agreement

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INVESTMENT AGREEMENT

This INVESTMENT AGREEMENT dated as of December 11, 2025 (this “Agreement”) is by and between Finance of America Companies Inc., a Delaware corporation (the “Company”), and the Investor Entities listed on Schedule A (each, an “Investor Entity” and collectively, the “Investor”). Capitalized terms used but not defined herein have the meanings assigned to them in Exhibit A.

RECITALS

WHEREAS, the Investor desires to purchase from the Company, and the Company desires to issue, sell, transfer and deliver to the Investor, shares of the Series A Preferred Stock (as defined below) in consideration of the payment of the Purchase Price (as defined below) by or on behalf of the Investor to the Company, on the terms and subject to the conditions set forth herein;

WHEREAS, the Board of Directors has (i) determined that the transactions contemplated by this Agreement are in the best interests of the Company and its stockholders, and (ii) approved and declared advisable the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and therein.

In consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE I

PURCHASE AND SALE OF SHARES OF SERIES A PREFERRED STOCK

Section 1.1 Purchase and Sale. On the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, at the Closing, the Investor shall purchase, and the Company shall issue, sell, transfer and deliver to the Investor, an aggregate of 50,000 shares of Series A Convertible Perpetual Preferred Stock, par value $0.0001 per share, of the Company (the “Series A Preferred Stock”) having the designations, powers (including voting powers), preferences and relative, participating, optional, special or other rights of the shares of Preferred Stock included in such series, and the qualifications, limitations and restrictions specified in the form of the Certificate of Designations attached hereto as Annex A (the “Certificate of Designations”), in consideration of the payment by or on behalf of the Investor of an aggregate purchase price of $50,000,000 (the “Purchase Price”).

Section 1.2 Closing.

(a) On the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, the closing of the issuance, sale, purchase, transfer and delivery of the shares of the Series A Preferred Stock (the “Closing”) shall take place remotely via the exchange of final documents and signature pages at 10:00 a.m. New York City time on the third (3rd) Business Day after the satisfaction or, to the extent not prohibited by Law, waiver of each of the conditions set forth in Article V (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at such time) (or such other date, time and place as is mutually agreed to by the Company and the Investor); provided that the Closing shall not occur before December 15, 2025 without the prior written consent of the Investor and the Company. The date on which the Closing is actually held is referred to herein as the “Closing Date”.

(b) At the Closing, upon receipt by the Company of payment of the Purchase Price by or on behalf of the Investor to the Company by wire transfer of immediately available funds to an account designated in writing by the Company, the Company will deliver to the Investor (i) evidence reasonably satisfactory to the Investor of the issuance of the shares of the Series A Preferred Stock in the name of the Investor (or its nominee) and (ii) the Registration Rights Agreement attached hereto as Annex B (the “Registration Rights Agreement”), duly executed by the Company.

(c) At the Closing, each Investor Entity shall deliver to the Company (i) a duly executed, valid, accurate and properly completed Internal Revenue Service (“IRS”) Form W-9 certifying that such Investor Entity is a U.S. person or a duly executed, valid, accurate and properly completed Internal Revenue Service Form W-8IMY with accompanying IRS Form W-9s or applicable IRS Form W-8s, and (ii) the Registration Rights Agreement, duly executed by the Investor.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investor as of date hereof and as of the Closing Date (except to the extent made only as of a specified date in which case as of such date), that, except as set forth in the SEC Documents filed by the Company with the SEC, and publicly available, prior to the date hereof (other than any disclosures set forth in the “Risk Factors” or “Forward-Looking Statements” sections or similarly captioned sections of any such filings (it being acknowledged that nothing disclosed in the SEC Documents shall be deemed to qualify or modify the representations and warranties set forth in Sections 2.3, 2.5, 2.8 and 2.9)):

Section 2.1 SEC Filings; Financial Information.

(a) The Company’s Annual Report on Form 10-K for the year ended December 31, 2024, when read together with all of the Company’s other filings with the Securities and Exchange Commission since January 1, 2025 to the date hereof, does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The Company has timely filed or furnished all SEC Documents required to be filed or furnished by the Company with the SEC since January 1, 2024. As of their respective filing dates or dates on which they were furnished, all of the SEC Documents filed or furnished by the Company with the SEC since January 1, 2024 complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder. There are no outstanding or unresolved written comments with respect to the Company or any of the SEC Documents received by the Company (or any consolidated Subsidiary thereof) in comment letters or otherwise from the staff of the Division of Corporation Finance of the SEC or any other departments of the SEC with respect to any of the SEC Documents or otherwise.

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(c) The financial statements of the Company included in the SEC Documents (the “Financial Statements”):

(i) comply, as of their respective dates, in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q, promulgated by the SEC), have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except (a) as may be indicated in the notes thereto or (b) as permitted by Regulation S-X); and

(ii) present fairly in all material respects, as of their respective dates, the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and their consolidated cash flows for each of the respective periods, all in conformity with GAAP. Neither the Company nor any of its Subsidiaries have any liabilities of any nature (whether accrued, absolute, contingent or otherwise) that would be required under GAAP, to be reflected on a consolidated balance sheet of the Company (including the notes thereto) except liabilities (i) reflected or reserved against in the consolidated statement of financial condition (or the notes thereto) of the Company and its Subsidiaries as of September 30, 2025 (the “Balance Sheet Date”) included in the SEC Documents, (ii) incurred after the Balance Sheet Date in the ordinary course of business and, in any case, do not arise from any material breach of a Contract, (iii) expressly contemplated by this Agreement or otherwise incurred in connection with the transactions contemplated hereby, (iv) that have been discharged or paid prior to the Closing Date, (v) as otherwise disclosed in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2025 or in SEC Documents filed or furnished after the filing of such Form 10-Q and prior to the Closing Date or (vi) as would not, individually or in the aggregate, have had or reasonably be expected to have, a Material Adverse Effect.

(d) Except as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect, there is no transaction, arrangement or other relationship between the Company and/or any of its Subsidiaries and an unconsolidated or other off-balance sheet entity that is required by applicable law to be disclosed by the Company in its SEC Documents which is not so disclosed.

Section 2.2 Organization and Power. The Company and each of its Subsidiaries is a corporation, limited liability company, partnership or other entity validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation (as applicable) and has all requisite corporate, limited liability company, partnership or other entity power and authority to own or lease its assets, rights and properties and to carry on its business as presently conducted and as presently proposed to be conducted. The Company and each of its Subsidiaries

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is duly licensed or qualified to do business as a foreign corporation, limited liability company, partnership or other entity in each jurisdiction wherein the character of its assets, rights or property or the nature of the activities presently conducted by it, makes such qualification necessary, except where the failure to so qualify has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. True, correct and complete copies of the Company’s governing documents are included in the SEC Documents.

Section 2.3 Authorization; No Conflicts.

(a) The Company has all necessary corporate power and authority and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby, including the due authorization, issuance, sale, transfer and delivery of the shares of the Series A Preferred Stock. This Agreement has been duly executed and delivered by the Company. Assuming due execution and delivery thereof by the Investor, this Agreement is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable Laws relating to bankruptcy, insolvency, reorganization, moratorium or other similar legal requirement relating to or affecting creditors’ rights generally and except as such enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The shares of the Series A Preferred Stock have been duly authorized by the Company, and when delivered to and paid for by the Investor, will have been duly executed and delivered by the Company and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable Laws relating to bankruptcy, insolvency, reorganization, moratorium or other similar legal requirement relating to or affecting creditors’ rights generally and except as such enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(b) Assuming that each of the consents, approvals, authorizations and filings contemplated by Section 2.4 have been obtained or made, as applicable, the authorization, execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby, including the issuance of the shares of the Series A Preferred Stock, does not and will not: (i) violate or result in the breach of any provision of the Certificate of Incorporation or Bylaws of the Company; or (ii) in each case except to the extent that such violation or result has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (A) (i) violate or result in the breach of any provision of the organizational documents of any of the Company’s Subsidiaries, (B) violate any provision of, constitute a breach of, or default under, any judgment, order, writ, or decree applicable to the Company or any of its Subsidiaries or any mortgage, loan or credit agreement, indenture, bond, note, deed of trust, lease, sublease, license, contract or other agreement (each, a “Contract”) to which the Company or any of its Subsidiaries is a party or accelerate the Company’s or, if applicable, any of its Subsidiaries’ obligations under any such Contract; (C) violate any provision of, constitute a breach of, or default under, any Laws applicable to the Company or any of its Subsidiaries; or (D) result in the creation of any lien upon any assets, rights or properties of the Company or any of its Subsidiaries or the suspension, revocation or forfeiture of any franchise, permit or license granted by a Governmental Entity to the Company or any of its Subsidiaries, other than liens under federal or state securities Laws or liens created by Investor.

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Section 2.4 Government Approvals. No consent, approval or authorization of, or filing with, any Governmental Entity is or will be required on the part of the Company in connection with the execution, delivery and performance by the Company of this Agreement, including the issuance of the shares of the Series A Preferred Stock, except for any consents, approvals, authorizations or filings: (a) required under the rules and regulations of the NYSE, (b) required under the Exchange Act and the Securities Act, (c) to comply with state securities of “blue-sky” Laws or (d) required to list the shares of the Class A Common Stock underlying the shares of the Series A Preferred Stock with the NYSE.

Section 2.5 Authorized and Outstanding Stock; Subsidiaries.

(a) The authorized capital stock of the Company consists of (i) 6,000,000,000 shares of Class A Common Stock, (ii) 1,000,000 shares of Class B Common Stock and (iii) 600,000,000 shares of Preferred Stock, par value $0.0001 per share.

(b) As of the close of business on December 10, 2025 (the “Capitalization Date”), there were (i) 9,495,486 shares of Class A Common Stock issued and outstanding, 425,850 unvested shares of Class A Common Stock that are subject to vesting and forfeiture and 23,847,325 shares of Class A Common Stock reserved for issuance upon the exchange of FOAEC Units in accordance with the Exchange Agreement, pursuant to the Transaction Agreement, the settlement of Restricted Stock Units and/or other awards under the Incentive Plan, the exercise of warrants to purchase shares of Class A Common Stock or options exercisable for FOAEC Units, the exchange of the 10.000% Exchangeable Senior Secured Notes due 2029, issued by Finance of America Funding LLC (the “Exchangeable Notes”), and the conversion of the Unsecured Convertible Promissory Notes, (ii) 14 shares of Class B Common Stock issued and outstanding, and (iii) no shares of Preferred Stock issued and outstanding. Except as set forth in the foregoing sentence, there are no outstanding securities of the Company convertible into or exercisable or exchangeable for shares of capital stock of, or other equity or voting interests of any character in, the Company. Since the Capitalization Date through the date hereof, except for shares of Class A Common Stock issued upon the settlement of Restricted Stock Units and shares of Class A Common Stock to be issued upon the conversion of the shares of the Series A Preferred Stock pursuant to the Certificate of Designations, no shares of Common Stock have been authorized, issued, redeemed, repurchased or otherwise sold or acquired by the Company.

(c) All of the issued and outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and non-assessable, and conform in all material respects to the description thereof in the Company’s most recent SEC Documents. The shares of Series A Preferred Stock and the Class A Common Stock underlying such shares of the Series A Preferred Stock have been duly authorized and reserved for issuance and, when issued and sold in exchange for receipt of consideration therefor in accordance with the terms hereof, will be duly authorized, validly issued and fully paid and non-assessable. No shares of the Series A Preferred Stock, or the shares of Class A Common Stock underlying such Series A Preferred Stock, has been, and none of the shares of Series A Preferred Stock or underlying shares of Class A

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Common Stock, will be, issued in violation of any preemptive right arising by operation of Laws, under the Certificate of Incorporation, the Bylaws or any contract, or otherwise. None of the shares of Series A Preferred Stock will be, when issued, subject to any restrictions on transfer under applicable Laws or any contract to which the Company is a party, other than, in the case of restrictions on transfer, those under applicable state and federal securities Laws. When issued in accordance with the terms hereof, the shares of the Series A Preferred Stock will be free and clear of all liens (other than liens incurred by the Investor or its Affiliates and restrictions arising under applicable securities Laws).

(d) Other than pursuant to the Exchangeable Notes, the Unsecured Convertible Promissory Notes, the Incentive Plan or the LTIP, there are no: (i) subscription, warrant, option, convertible security or other rights, commitments, agreements, arrangements to purchase or acquire any shares of capital stock of the Company authorized or outstanding issued by the Company or pursuant to any other obligation of the Company; (ii) commitments, agreements, arrangements or obligations of the Company to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute capital stock of, or other equity or voting interest (or voting debt) in, the Company; (iii) obligations of the Company to purchase, redeem or otherwise acquire any shares of the Company’s capital stock or to pay dividends or make any other distributions in respect thereof; (iv) obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interests (or voting debt) in, the Company; (v) shares of capital stock outstanding, or other equity or voting interests of any character in, the Company as of the Closing Date other than shares that have become outstanding after the Capitalization Date, which were reserved for issuance as of the Capitalization Date, as set forth in Section 2.5(b) pursuant to the settlement, after the Capitalization Date, of Restricted Stock Units; (vi) agreements, arrangements or commitments between the Company and any Person relating to the acquisition, disposition or voting of the capital stock of, or other equity or voting interest (or voting debt) in, the Company; and (vii) preemptive rights, whether arising by operation of Law, under the Certificate of Incorporation, the Bylaws or any contract, or otherwise, with respect to the issuance of any capital stock of the Company.

(e) Other than those Subsidiaries that, considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X promulgated under the Securities Act), the Company’s Subsidiaries consist solely of all the entities listed on Exhibit 21.1 to the Company’s Form 10-K for the year ended December 31, 2024. The Company, directly or indirectly, owns of record and beneficially, free and clear of all liens, all of the issued and outstanding capital stock or equity interests of each of its Subsidiaries, except FOAEC, in which it owns, directly or indirectly, 9,495,486 FOAEC Units as of the Capitalization Date. All of the issued and outstanding capital stock or equity interests of the Company’s Subsidiaries has been duly authorized and validly issued, were not issued in violation of any preemptive right, right of first refusal or similar right, and in the case of corporations, is fully paid and non-assessable. Except as described in the SEC Documents, there are no outstanding rights, options, warrants, preemptive rights, conversion rights, rights of first refusal or similar rights for the purchase or acquisition from any of the Company’s Subsidiaries of any securities of such Subsidiaries nor are there any commitments to issue or execute any such rights, options, warrants, preemptive rights, conversion rights or rights of first refusal.

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Section 2.6 Private Placement. Assuming the accuracy of the representations and warranties of the Investor set forth in Article III, the offer and sale of the shares of the Series A Preferred Stock pursuant to this Agreement will be exempt from the registration requirements of the Securities Act. Without limiting the foregoing, neither the Company nor, to the knowledge of the Company, any other Person authorized by the Company to act on its behalf, has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the shares of the Series A Preferred Stock, and neither the Company nor, to the knowledge of the Company, any Person acting on its behalf has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of the shares of the Series A Preferred Stock under this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act that would result in none of Regulation D or any other applicable exemption from registration under the Securities Act to be available, nor will the Company take any action or steps that would cause the offering or issuance of the shares of the Series A Preferred Stock under this Agreement to be integrated with other offerings by the Company.

Section 2.7 Investment Company Act. The Company is not required to register as, and, immediately after giving effect to the sale of the shares of the Series A Preferred Stock in accordance with this Agreement and the application of the proceeds as described in this Agreement, will not be required to be registered as, an “investment company,” as that term is defined in the Investment Company Act.

Section 2.8 NYSE. The Class A Common Stock is listed on the NYSE, and no event has occurred, and the Company is not aware of any event that is reasonably likely to occur, that would result in the Class A Common Stock being delisted from the NYSE. The Company is in compliance in all material respects with the listing and listing maintenance requirements of the NYSE applicable to it for the continued trading of its Class A Common Stock on the NYSE.

Section 2.9 No Brokers or Finders. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Company or any of its Subsidiaries for any commission, fee or other compensation as a finder or broker because of any act of the Company or any of its Subsidiaries.

Section 2.10 Taxes. The Company and each of its Subsidiaries has filed all federal, state and other tax returns and reports required to be filed by it, and has paid all taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets except any such taxes being contested in good faith and by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP or where the failure to effect such payment or discharge is not adverse in any material respect to the Holders or the Company or any of its Subsidiaries.

Section 2.11 Litigation. Except as described in the SEC Documents, or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (1) there is no litigation or governmental proceeding, suit, arbitration or, to the knowledge of the Company, investigation by any Governmental Entity, pending or, to the knowledge of the Company, threatened in writing, against the Company or any of its Subsidiaries or affecting any of the business, operations, properties, rights or assets of the Company or any of its Subsidiaries ; and (2) neither the Company nor any of its Subsidiaries is subject to or in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency that is expressly applicable to the Company or any of its Subsidiaries or any of their respective assets, rights or properties.

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Section 2.12 No Additional Representations.

(a) Except for the representations and warranties made by the Company in this Article II and in any certificate delivered to the Investor in connection with this Agreement, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or any Subsidiaries or their respective businesses, operations, assets, liabilities, employees, employee benefit plans, conditions or prospects, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither the Company nor any other Person makes or has made any representation or warranty to the Investor, or any of its Affiliates or representatives, with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to the Company or any of its Subsidiaries or their respective business, or (b) without limiting the representations and warranties made by the Company in Article II or in any certificate delivered by the Company in connection with this Agreement, any oral or written information presented to the Investor or any of its Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby, or the accuracy or completeness thereof. Notwithstanding anything to the contrary herein, nothing in this Agreement shall limit the right of the Investor and its Affiliates to rely on the representations, warranties, covenants and agreements expressly set forth in this Agreement and in any certificate delivered to the Investor as may be required by this Agreement, nor will anything in this Agreement operate to limit any claim by any Investor or any of its respective Affiliates for Fraud.

(b) The Company acknowledges and agrees, on behalf of itself and its Affiliates, that, except for the representations and warranties contained in Article III and in any certificate delivered by the Investor in connection with this Agreement, neither the Investor nor any other Person, makes any express or implied representation or warranty with respect to the Investor, its Affiliates or their respective businesses, operations, assets, liabilities, employees, employee benefit plans, conditions or prospects, and the Company, on behalf of itself and its Affiliates, hereby disclaims reliance upon any such other representations or warranties. In particular, without limiting the foregoing disclaimer, the Company acknowledges and agrees, on behalf of itself and its Affiliates, that neither the Investor nor any other Person, makes or has made any representation or warranty with respect to, and the Company, on behalf of itself and its Affiliates, hereby disclaims reliance upon (a) any financial projection, forecast, estimate, budget or prospect information relating to the Investor, its Affiliates or their respective business, or (b) without limiting the representations and warranties made by the Investor in Article III or in any certificate delivered by the Investor in connection with this Agreement, any information presented to the Company or any of its Affiliates or representatives in the course of their due diligence investigation of the Investor, the negotiation of this Agreement or in the course of the transactions contemplated hereby, or the accuracy or completeness thereof. To the fullest extent permitted by applicable Laws, without limiting the representations and warranties contained in Article III or in any certificate delivered by the Investor in connection with this Agreement, other than in the case

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of Fraud, neither the Investor nor any of its Affiliates or any other Person shall have any liability to the Company or its Affiliates or representatives on any basis (including in contract or tort, under federal or state securities Laws or otherwise) based upon any other representation or warranty, either express or implied, included in any information or statements (or any omissions therefrom) provided or made available by the Investor or its Affiliates or representatives to the Company or its Affiliates or representatives in the course of their due diligence investigation of the Investor, the negotiation of this Agreement or in the course of the transactions contemplated by this Agreement. Notwithstanding anything to the contrary herein, nothing in this Agreement shall limit the right of the Company and its Affiliates to rely on the representations, warranties, covenants and agreements expressly set forth in this Agreement and in any certificate delivered to the Company as may be required by this Agreement, nor will anything in this Agreement operate to limit any claim by the Company or any of its respective Affiliates for Fraud.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor represents and warrants to the Company as of the date hereof and as of the Closing Date (except to the extent made only as of a specified date in which case as of such date) that:

Section 3.1 Organization and Power. Each Investor Entity is duly formed or incorporated, validly existing and in good standing under the Laws of the jurisdiction of its formation or incorporation and has all necessary power and authority to own its properties and to carry on its business as presently conducted.

Section 3.2 Authorization, Etc. The Investor has all necessary power and authority and has taken all necessary entity action required for the due authorization, execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby. The authorization, execution, delivery and performance by the Investor of this Agreement, and the consummation by the Investor of the transactions contemplated hereby, does not and will not: (a) violate or result in the breach of any provision of the organizational documents of the Investor; or (b) with such exceptions that are not reasonably likely to have, individually or in the aggregate, a material adverse effect on its ability to perform its obligations under this Agreement: (i) violate any provision of, constitute a breach of, or default under, any judgment, order, writ, or decree applicable to the Investor or any material contract to which the Investor is a party; or (ii) violate any provision of, constitute a breach of, or default under, any applicable state, federal or local Laws. This Agreement has been duly executed and delivered by the Investor. Assuming due execution and delivery thereof by the Company, this Agreement will be a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as the enforceability may be limited by applicable Laws relating to bankruptcy, insolvency, reorganization, moratorium or other similar legal requirement relating to or affecting creditors’ rights generally and except as the enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

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Section 3.3 Government Approvals. No consent, approval, license or authorization of, or filing with, any Governmental Entity is or will be required on the part of the Investor in connection with the execution, delivery and performance by the Investor of this Agreement, except for: (a) those which have already been made or granted; (b) the filing with the SEC under Section 13(d), Section 13(g) or Section 16 of the Exchange Act, if and as applicable and (c) those where the failure to obtain such consent, approval or license would not have a material adverse effect on the ability of the Investor to perform its obligations hereunder.

Section 3.4 Investment Representations.

(a) The Investor is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(b) The Investor has been advised by the Company that the shares of the Series A Preferred Stock have not been registered under the Securities Act, that the shares of the Series A Preferred Stock will be issued on the basis of the statutory exemption provided by Section 4(a)(2) under the Securities Act (including if applicable pursuant to the safe harbor under Regulation D promulgated under the Securities Act), relating to transactions by an issuer not involving any public offering and under similar exemptions under certain state securities Laws, that this transaction has not been reviewed by, passed on or submitted to any federal or state agency or self-regulatory organization where an exemption is being relied upon, and that the Company’s reliance thereon is based in part upon the representations made by the Investor in this Agreement. The Investor acknowledges that it has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of securities.

(c) The Investor is purchasing the shares of the Series A Preferred Stock for its own account and not with a view to, or for sale in connection with, any distribution thereof in violation of federal or state securities Laws.

(d) By reason of its business or financial experience, the Investor has the capacity to protect its own interest in connection with the transactions contemplated hereunder.

(e) The Company has provided to the Investor documents and information that the Investor has requested relating to an investment in the Company. The Investor recognizes that investing in the Company involves substantial risks, and has taken full cognizance of and understands all of the risk factors related to the acquisition of the shares of the Series A Preferred Stock. The Investor has carefully considered and has discussed with the Investor’s professional legal, tax and financial advisers the suitability of an investment in the Company, and the Investor has determined that the acquisition of the shares of the Series A Preferred Stock is a suitable investment for the Investor. The Investor has not relied on the Company for any tax or legal advice in connection with the purchase of the shares of the Series A Preferred Stock. In evaluating the suitability of an investment in the Company, the Investor has not relied upon any representations or other information (other than the representations and warranties of the Company set forth in Article II and in any certificate delivered to the Investor in connection with this Agreement).

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Section 3.5 No Brokers or Finders. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Company or any of its Subsidiaries for any commission, fee or other compensation as a finder or broker because of any act by the Investor and for which the Company will be liable.

Section 3.6 Financial Capability. The Investor will have access to available funds necessary to pay the Purchase Price on the terms and conditions contemplated by this Agreement.

Section 3.7 No Additional Representations.

(a) Except for the representations and warranties made by the Investor in this Article III and in any certificate delivered to the Company in connection with this Agreement, neither the Investor nor any other Person makes any express or implied representation or warranty with respect to the Investor or any Affiliates or their respective businesses, operations, assets, liabilities, employees, employee benefit plans, conditions or prospects, and the Investor hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither the Investor nor any other Person makes or has made any representation or warranty to the Company, or any of its Affiliates or representatives, with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to the Investor or any of its Affiliates or their respective business, or (b) without limiting the representations and warranties made by the Investor in Article III or in any certificate delivered by the Investor in connection with this Agreement, any oral or written information presented to the Company or any of its Affiliates or representatives in the course of their due diligence investigation of the Investor, the negotiation of this Agreement or in the course of the transactions contemplated hereby, or the accuracy or completeness thereof. Notwithstanding anything to the contrary herein, nothing in this Agreement shall limit the right of the Company and its Affiliates to rely on the representations, warranties, covenants and agreements expressly set forth in this Agreement and in any certificate delivered to the Company as may be required by this Agreement, nor will anything in this Agreement operate to limit any claim by the Company or any of its respective Affiliates for Fraud.

(b) The Investor acknowledges and agrees, on behalf of itself and its Affiliates, that, except for the representations and warranties contained in Article II and in any certificate delivered by the Company in connection with this Agreement, neither the Company nor any other Person, makes any express or implied representation or warranty with respect to the Company, its Subsidiaries or their respective businesses, operations, assets, liabilities, employees, employee benefit plans, conditions or prospects, and the Investor, on behalf of itself and its Affiliates, hereby disclaims reliance upon any such other representations or warranties. In particular, without limiting the foregoing disclaimer, the Investor acknowledges and agrees, on behalf of itself and its Affiliates, that neither the Company nor any other Person, makes or has made any representation or warranty with respect to, and the Investor, on behalf of itself and its Affiliates, hereby disclaims reliance upon (a) any financial projection, forecast, estimate, budget or prospect information relating to the Company, its Subsidiaries or their respective business, or (b) without limiting the representations and warranties made by the Company in Article II or in any certificate delivered by the Company in connection with this Agreement, any information presented to the Investor or any of its Affiliates or representatives in the course of their due

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diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby, or the accuracy or completeness thereof. To the fullest extent permitted by applicable Laws, without limiting the representations and warranties contained in Article II or in any certificate delivered by the Company in connection with this Agreement, other than in the case of Fraud, neither the Company nor any of its Subsidiaries or any other Person shall have any liability to any Investor or its Affiliates or representatives on any basis (including in contract or tort, under federal or state securities Laws or otherwise) based upon any other representation or warranty, either express or implied, included in any information or statements (or any omissions therefrom) provided or made available by the Company or its Subsidiaries or representatives to the Investor or its Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated by this Agreement. Notwithstanding anything to the contrary herein, nothing in this Agreement shall limit the right of the Investor and its Affiliates to rely on the representations, warranties, covenants and agreements expressly set forth in this Agreement and in any certificate delivered to the Investor as may be required by this Agreement, nor will anything in this Agreement operate to limit any claim by any Investor or any of its respective Affiliates for Fraud.

ARTICLE IV

COVENANTS OF THE PARTIES

Section 4.1 Preemptive Rights.

(a) If the Company makes any public or non-public offering or issuance (including pursuant to any exchange or tender offer) of (i) Junior Stock, (ii) Parity Stock or (iii) Premium Stock (together, and including any securities that are convertible or exchangeable into (or exercisable for) any of the foregoing, the “Preemptive Rights Stock”), subject to the exceptions in Section 4.1(b), then the Investor shall be entitled to purchase, in the aggregate, an amount of the Preemptive Rights Stock determined by multiplying (x) the total number of such offered shares of Preemptive Rights Stock by (y) a fraction, the numerator of which is the aggregate number of shares of Series A Preferred Stock (on an as converted basis) and shares of Class A Common Stock held by the Investor, as of such date, and the denominator of which is the aggregate number of shares of Class A Common Stock outstanding (on an as converted basis) as of such date (the “Preemptive Rights Portion”); provided, that notwithstanding anything to the contrary, in the case of (i) and (ii), the Investor shall be entitled to purchase the Preemptive Rights Portion only if the amount of such portion would be greater than $2.5 million (provided that any series of related offerings shall be aggregated for this purpose); and provided, further, that the Investor Entities shall not be entitled to purchase any Preemptive Rights Stock pursuant to this Section 4.1 to the extent the issuance of such Preemptive Rights Stock to the Investor Entities would require approval of the stockholders of the Company as a result of any such Investor Entity’s status, if applicable, as an Affiliate of the Company or pursuant to the rules and listing standards of the NYSE until the Company obtains such approval (subject to and in accordance with Section 4.1(f) below), in which case the Company may consummate the proposed issuance of the Preemptive Rights Stock to other Persons prior to obtaining approval of the stockholders of the Company (subject to compliance by the Company with Section 4.1(f) below).

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(b) The Preemptive Rights Stock shall not include: (1) issuances to directors, officers, employees, consultants or other agents of the Company, (2) issuances pursuant to an employee stock option plan, management incentive plan, restricted stock plan, stock purchase plan or stock ownership plan or similar benefit plan, program or agreement, (3) issuances representing an interest in specified asset or revenue streams of a Subsidiary of the Company where recourse in the event of default on such indebtedness or obligation is limited to such asset or revenue streams (i.e., asset-level financing), (4) issuances made as consideration for any acquisition (by sale, merger in which the Company is the surviving corporation, or otherwise) by the Company of equity in, or assets of, another Person, business unit, division or business, (5) issuances of any securities issued as a result of a stock split, stock dividend, reclassification or reorganization or similar event, (6) issuances in connection with a bona fide strategic partnership or commercial arrangement with a Person that is not an Affiliate of the Company or any of its Subsidiaries or (7) shares of a Subsidiary of the Company issued to the Company or a wholly owned Subsidiary of the Company. For clarity, the issuance of any security upon the settlement or conversion of any Capital Stock Equivalents in accordance with the terms of such Capital Stock Equivalents, including without limitation issuances of Junior Stock in connection with the settlement of the Exchangeable Notes and the conversion of the Unsecured Convertible Promissory Notes, shall not be deemed to be a separate issuance or offering subject to the preemptive rights of Section 4.1(a).

(c) If the Company proposes to offer Preemptive Rights Stock, it shall give the Investor written notice of its intention, describing the anticipated price (or range of anticipated prices), anticipated amount of the Preemptive Rights Stock and other material terms and timing upon which the Company proposes to offer the same (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed with respect to such offering) at least seven (7) Business Days prior to such issuance (or, in the case of a registered public offering, at least seven (7) Business Days prior to the commencement of such registered public offering) (provided that, to the extent the terms of such offering cannot reasonably be provided seven (7) Business Days prior to such issuance, notice of such terms may be given as promptly as reasonably practicable but in any event prior to such issuance). The Company may provide such notice to the Investor Entities on a confidential basis prior to public disclosure of such offering. Other than in the case of a registered public offering, the Investor Entities may notify the Company in writing at any time on or prior to the second (2nd) Business Day immediately preceding the date of such issuance (or, if notice of all such terms has not been given prior to the second (2nd) Business Day immediately preceding the date of such issuance, at any time prior to such issuance) whether any of the Investor Entities will exercise such preemptive rights and as to the amount of Preemptive Rights Stock the Investor Entities desire to purchase, up to the maximum amount calculated pursuant to Section 4.1(a) subject to the minimum limit set forth in Section 4.1(a) as applicable. In the case of a registered public offering, the Investor Entities shall notify the Company in writing at any time prior to the second (2nd) Business Day immediately preceding the date of commencement of such registered public offering (or, if notice of all such terms has not been given prior to the second (2nd) Business Day immediately preceding the date of commencement of such registered public offering, at any time prior to the date of commencement of such registered public offering) whether the Investor Entities will exercise such preemptive rights and as to the amount of Preemptive Rights Stock the Investor Entities desire to purchase, up to the maximum amount calculated pursuant to Section 4.1(a) subject to the minimum limit set forth in Section 4.1(a) as applicable. Such notice to the Company shall constitute a binding

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commitment by the Investor Entities to purchase the amount of Preemptive Rights Stock so specified at the price and other terms set forth in the Company’s notice to it. Subject to receipt of the requisite notice of such issuance by the Company, the failure of the Investor Entities to respond prior to the time a response is required pursuant to this Section 4.1(c) shall be deemed to be a waiver of the Investor Entities’ purchase rights under this Section 4.1 only with respect to the offering described in the applicable notice.

(d) Each Investor Entity shall purchase the Preemptive Rights Stock that it has elected to purchase under this Section 4.1 concurrently with the related issuance of such Preemptive Rights Stock by the Company (subject to the receipt of any approvals from any Governmental Entity or any stockholder approvals required to consummate such purchase by such Investor Entity); provided, that if such related issuance is prior to the twentieth (20th) Business Day following the date on which the Investor Entity has notified the Company that it has elected to purchase Preemptive Rights Stock pursuant to this Section 4.1, then the Investor Entity shall purchase such Preemptive Rights Stock within twenty (20) Business Days following the date of the related issuance (subject to the receipt of any approvals from any Governmental Entity or any stockholder approvals required to consummate such purchase by such Investor Entity). If the proposed issuance by the Company of securities which gave rise to the exercise by the Investor Entity of its preemptive rights pursuant to this Section 4.1 shall be terminated or abandoned by the Company without the issuance of any securities, then the purchase rights of the Investor Entity pursuant to this Section 4.1 shall also terminate as to such proposed issuance by the Company (but not any subsequent or future issuance), and any funds in respect thereof paid to the Company by the Investor Entity in respect thereof shall be promptly refunded in full.

(e) In the case of the offering of securities for consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as reasonably determined by the Board of Directors; provided, however, that such fair value as determined by the Board of Directors shall not exceed the aggregate market price of the securities being offered as of the date the Board of Directors authorizes the offering of such securities.

(f) In the event that the Investor Entity is not entitled to acquire any Preemptive Rights Stock pursuant to this Section 4.1 because such issuance would require the Company to obtain stockholder approval in respect of the issuance of such Preemptive Rights Stock to the Investor Entities as a result of any such Investor Entity’s status, if applicable, as an Affiliate of the Company or pursuant to the rules and listing standards of the NYSE (including NYSE Listed Company Manual Section 312.03(c)), the Company shall, upon the Investor’s request delivered to the Company in writing within seven (7) Business Days following its receipt of the written notice of such issuance to the Investor Entities pursuant to Section 4.1(c) (provided that such written notice included notice that such issuance would require the Company to obtain stockholder approval in respect of the issuance of such Preemptive Rights Stock to the Investor Entities), at the Investor’s election, (i) consider and discuss in good faith modifications proposed by the Investor Entities to the terms and conditions of such portion of the Preemptive Rights Stock which would otherwise be issued to the Investor Entities such that the Company would not be required to obtain stockholder approval in respect of the issuance of such Preemptive Rights Stock as so modified; and/or (ii) use reasonable best efforts to seek stockholder approval in respect of

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the issuance of any Preemptive Rights Stock to the Investor Entities at the next regular or special meeting of the stockholders; provided that to the extent such stockholder approval is not otherwise required to issue such Preemptive Rights Stock to Persons other than the Investor Entities, the issuance of such Preemptive Rights Stock to such Persons shall not be delayed in order to obtain, or conditioned upon obtaining, such stockholder approval (but, for clarity, the issuance of such Preemptive Rights Stock to the Investor Entities shall be conditioned upon obtaining such stockholder approval).

(g) The election by any Investor Entity to not exercise its preemptive rights under this Section 4.1 in any one instance shall not affect its right as to any subsequent proposed issuance.

(h) The Company and the Investor shall cooperate in good faith to facilitate the exercise of the Investor Entities’ rights pursuant to this Section 4.1, including securing any required approvals or consents.

Section 4.2 Hedging Cooperation; Pledging. Upon written notice from the Investor, the Company shall reasonably cooperate in good faith with any Investor Entity to facilitate any lawful hedging or other derivative transactions and strategies by such Investor Entity with respect to the Class A Common Stock underlying its shares of Series A Preferred Stock, including by making reasonable efforts to ensure the timely conversion and settlement of such shares of Series A Preferred Stock. Upon the request of any Investor Entity that wishes to pledge, hypothecate or grant security interests in any or all of its shares of Series A Preferred Stock or Class A Common Stock held by it, including to banks or financial institutions as collateral or security for loans, advances or extensions of credit, the Company agrees to reasonably cooperate with such Investor Entity in taking any action reasonably necessary to consummate any such pledge, hypothecation, grant or transfer, including delivery of customary letter agreements to lenders in form and substance reasonably satisfactory to such lenders (which may include agreements by the Company in respect of the exercise of remedies by such lenders) and instructing the transfer agent to transfer any such shares of Series A Preferred Stock or Class A Common Stock subject to the pledge, hypothecation or grant into the facilities of The Depository Trust Company (DTC) and cooperating in diligence or other matters as may reasonably requested by such Investor Entity in connection with a proposed transfer.

Section 4.3 Regulatory Cooperation. To the extent that, at any time, the aggregate number of shares of Class A Common Stock that may be acquired by any Investor Entity upon conversion of shares of Series A Preferred Stock would, when added to the aggregate number of shares of Class A Common Stock deemed beneficially owned by such Investor Entity at such time, as determined pursuant to applicable rules, regulations or guidelines underlying the applicable Mortgage Regulatory Approval cause such Investor Entity to be required to provide notice to or obtain consents, approvals or other authorizations, or exemption from any such notice, consent, approval or other authorization, from any Governmental Entity overseeing the Company’s direct and indirect regulated mortgage activities (e.g., state change-in-control or similar notices and approvals) (any such notices, consents, approvals or other authorizations (or exemptions therefrom), the “Mortgage Regulatory Approvals”), the Company shall use its commercially reasonable efforts to, except to the extent the Investor Entity elects to undertake the following actions, (a) prepare and file all such Mortgage Regulatory Approvals, (b) use its commercially

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reasonable efforts to take or cause to be taken, such actions, to provide, or cause to be provided, such information, and to do, or cause to be done, such things as are reasonably required or customary to be done in connection with the same and in connection with obtaining such Mortgage Regulatory Approvals, (c) reasonably cooperate in good faith with such Investor Entity to furnish to the Investor Entity necessary information and reasonable assistance as the Investor Entity may reasonably request in connection with the Company’s (or if elected by the Investor Entity, the Investor Entity’s) preparation of any Mortgage Regulatory Approval, (d) reasonably cooperate in responding to any inquiry from a Governmental Entity, and (e) keep the Investor Entity reasonably informed of the status of any Mortgage Regulatory Approvals and any communications with or inquiries from any Governmental Entity relating thereto; provided, however, that, the Company (i) shall not send or file any Mortgage Regulatory Approval or submit any follow-up materials thereto without the review, modification, and approval of the Investor Entity (not to be unreasonably withheld or delayed), and (ii) shall permit the Investor Entity to participate in any responses to, meetings with, or communications with any Governmental Entity relating to any Mortgage Regulatory Approval. As and where applicable, the Investor Entity will, to the extent permitted by the applicable Governmental Entity and applicable law, (A) promptly inform the Company of any inquiry it receives from a Governmental Entity with respect to any Mortgage Regulatory Approval, (B) give the Company a reasonable opportunity to attend and participate in any substantive meeting or discussion with any Governmental Entity relating to the Mortgage Regulatory Approvals, (C) consult with the Company in advance with respect to any appearance, presentation, memorandum, brief, argument, opinion and/or proposal made or submitted in connection with a Mortgage Regulatory Approval, and (D) promptly provide the Company with copies of all material correspondence, submissions or written communications between the Investor Entity and any Governmental Entity with respect to the Mortgage Regulatory Approvals. The Investor Entity may, as it deems advisable or necessary, designate any materials provided by it in connection with any Mortgage Regulatory Approvals as “outside counsel only.” Such materials and the information contained therein shall be given only to outside counsel of the Company and will not be disclosed by such outside counsel to employees, officers, or directors of the Company without the prior written consent of the Investor Entity.

Section 4.4 Board of Directors. (a) If any shares of Series A Preferred Stock remain outstanding as of the seventh (7th) anniversary of the Closing Date and until such time as no shares of Series A Preferred Stock remain outstanding (the “Investor Board Rights Period”), in accordance with Section 14 of the Certificate of Designations, the Investor Entities shall have the right to designate one Investor Designee either, in the Investor’s sole discretion, (i) as an Investor Director for election to the Board of Directors to serve a term expiring at the next annual meeting of the Company’s stockholders and until his or her successor is duly elected and qualified or (ii) as an Investor Board Observer. The Investor Director shall be entitled to serve on any committee of the Board of Directors to the extent permitted under applicable Laws. The Investor Board Observer shall not have any voting rights with respect to any matters considered or determined by the Board of Directors or any committee thereof, but shall be permitted to attend, strictly as an observer, meetings of the Board of Directors or any committee thereof, and material information delivered to the Board of Directors shall be delivered to the Investor Board Observer at substantially the same time as delivered to other non-executive directors; provided, however, that the Company shall have the right to withhold any information and to exclude the Investor Board Observer from all or any portion of any meeting of the Board of Directors, or any committee thereof, if access to such information or attendance at such meeting or portion of a meeting would

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reasonably be expected to (i) adversely affect the attorney-client privilege or work product protection, (ii) violate any Law, or (iii) violate the terms of any confidentiality agreement or other contract with a third party. Any action taken by the Board of Directors at any meeting will not be invalidated by the absence of the Investor Board Observer at such meeting.

(b) In the event the Investor Entities designate an Investor Director as their Investor Designee, the Company shall include the Investor Director designated by the Investor in accordance with this Section 4.4 and Section 14 of the Certificate of Designations in the Company’s slate of nominees for the applicable annual meeting of the Company’s stockholders, shall recommend that the holders of Common Stock vote in favor of such Investor Director’s election, shall support the Investor Director in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate and shall use its reasonable best efforts to cause the Investor Designee to be elected to the Board of Directors. If an Investor Designee is not elected (or re-elected) and the Investor still has the right to designate the Investor Designee, then the Investor shall be entitled to designate a replacement Investor Designee, and the Board of Directors shall use its reasonable best efforts to elect such replacement Investor Designee to the Board of Directors. In the event the Investor Entities designate an Investor Board Observer as their Investor Designee, the Company shall cause such Investor Designee to be appointed to the Board of Directors as an observer.

(c) In the event of the death, disability, resignation or removal of the Investor Director as a member of the Board of Directors, the Investor Entities, if the Investor Entities are entitled to nominate an Investor Designee pursuant to this Section 4.4, may designate an Investor Designee to replace such Investor Director and, subject to Section 4.4(d) and any applicable provisions of the DGCL, the Company shall cause such Investor Designee to fill such resulting vacancy.

(d) The Company’s obligations to have any Investor Designee appointed to the Board of Directors or nominate and recommend any Investor Designee for election as a director at any meeting of the Company’s stockholders pursuant to this Section 4.4, or to have an Investor Designee serve as the Investor Board Observer, as applicable, shall in each case be subject to such Investor Designee’s satisfaction of all requirements regarding service as a director of the Company under applicable Law and stock exchange rules regarding service as a director of the Company and all other criteria and qualifications for service as a director applicable to all directors of the Company; provided that in no event shall such Investor Designee’s relationship with the Investor Entities or their Affiliates (or any other actual or potential lack of independence resulting therefrom) nor the ownership by the Investor Entities of any shares of Series A Preferred Stock or shares of Class A Common Stock issuable upon conversion thereof, in and of itself, be considered to disqualify such Investor Designee from being a member of the Board of Directors or being the Investor Board Observer pursuant to this Section 4.4. The Investor Entities will cause any Investor Designee to make himself or herself reasonably available for interviews and to consent to such reference and background checks or other investigations as the Board of Directors may reasonably request to determine such Investor Designee’s eligibility and qualification to serve as a director of the Company or Investor Board Observer. No Investor Designee shall be eligible to serve as the Investor Director on the Board of Directors or serve as the Investor Board Observer if he or she has been involved in any of the events enumerated under Item 2(d) of Schedule 13D under the Exchange Act or Item 401(f) of Regulation S-K under the Securities Act or is subject to any

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outstanding order, judgment, injunction, ruling, writ or decree of any Governmental Entity (“Judgment”) prohibiting service as a director of any public company. As a condition to an Investor Designee’s appointment to the Board of Directors or nomination for election as a director of the Company at any meeting of the Company’s stockholders, or appointment as the Investor Board Observer, as applicable, the Investor Entities and the Investor Designee must provide to the Company:

(i) all information requested by the Company that is required to be or is customarily disclosed for directors, candidates for directors and their respective Affiliates and representatives in a proxy statement or other filings in accordance with applicable Law, any stock exchange rules or listing standards or the Company Charter Documents or corporate governance guidelines, in each case, relating to the Investor Designee’s election as a director of the Company or appointment as Investor Board Observer or the Company’s operations in the ordinary course of business;

(ii) all information requested by the Company in connection with assessing eligibility and other criteria applicable to directors or satisfying compliance and legal or regulatory obligations, in each case, relating to the Investor Designee’s nomination or election, as applicable, as a director of the Company or appointment as Investor Board Observer or the Company’s operations in the ordinary course of business; and

(iii) an undertaking in writing by the Investor Designee:

a. to be subject to, bound by and duly comply with the code of conduct in the form agreed upon by the other directors of the Company and the confidentiality obligations and use restrictions set forth in this Agreement; provided that no such code of conduct shall restrict any Transfer of securities by the Investor Entities or their Affiliates (other than with respect to the Investor Director solely in his or her individual capacity) except as provided herein; and

b. to waive notice of and recuse himself or herself from any meetings, deliberations or discussion of the Board of Directors or any committee thereof regarding any Transaction Document, the transactions contemplated thereby or any other transactions involving the Investor.

(e) The Company shall indemnify the Investor Director and provide the Investor Director with director and officer insurance to the same extent as it indemnifies and provides such insurance to other members of the Board of Directors, pursuant to the Company Charter Documents, the DGCL or otherwise. The Company acknowledges and agrees that it (1) is the indemnitor of first resort (i.e., its obligations to the Investor Director is primary and any obligation of the Investor Entities or their Affiliates to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Investor Director are secondary) and (2) shall be required to advance the amount of expenses incurred by the Investor Director and shall be liable for the amount of all expenses and liabilities incurred by the Investor Director, in each case to the same extent as it indemnifies and provides such insurance to other members of the Board of Directors, pursuant to the Company Charter Documents, the DGCL or otherwise, without regard to the rights such Investor Director may have against any of the Investor Entities or their Affiliates.

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(f) The parties hereto agree that (i) the Investor Director shall be entitled to, unless waived by the Investor Director, cash or equity compensation from the Company in connection with his or her service as a director of the Board of Directors and (ii) the Investor Director and the Investor Board Observer shall be entitled to reimbursement from the Company for the reasonable out-of-pocket fees or expenses incurred in connection with his or her service as a director of the Board of Directors or the Investor Board Observer, in each case, in a manner consistent with the Company’s practices with respect compensation or reimbursement, respectively, for other members of the Board of Directors, including reimbursement pursuant to customary indemnification arrangements. Any director minimum ownership requirements shall be deemed satisfied in respect of the Investor Designee by the Series A Preferred Stock (or Class A Common Stock issued upon conversion of the Series A Preferred Stock) held by the Investor Entities or one or more of their respective Affiliates.

(g) Notwithstanding the foregoing or anything in this Agreement or elsewhere to the contrary, any Transfer of securities by the Investor Entities or their Affiliates shall not be subject to any policies, procedures or limitations (other than any applicable federal securities laws and any other applicable laws) otherwise applicable to the Investor Designee or the Investor (or its transferees) with respect to trading in the Company’s securities, and the Company acknowledges and agrees that such policies, procedures or limitations applicable to the Investor Designee or the Investor (or its transferees) shall not be violated by any such Transfer. The Investor Entities acknowledge and agree that they will not Transfer any security except in compliance with applicable federal securities laws and any other applicable laws including but not limited to such laws prohibiting any person who has received from an issuer material, non-public information from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities when in possession of such information.

The rights set forth in this Section 4.4 to designate an Investor Designee are personal to the Investor and may not be assigned or transferred, including to any transferee of the Series A Preferred Stock without the consent of the Company.

Section 4.5 Information Rights. Following the Closing, the Company agrees to provide each of the Investor Entities with the following, if and to the extent requested by the Investor Entities:

(a) within ninety (90) days after the end of each fiscal year of the Company, (A) an audited, consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year, (B) an audited, consolidated statements of income of the Company and its Subsidiaries for such fiscal year and (C) an audited, consolidated statements of cash flows of the Company and its Subsidiaries for such fiscal year; provided that this requirement shall be deemed to have been satisfied if on or prior to such date the Company files its annual report on Form 10-K for the applicable fiscal year with the SEC;

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(b) within forty-five (45) days after the end of each of the first three quarters of each fiscal year of the Company, (A) an unaudited, consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter, (B) an unaudited, consolidated statements of income of the Company and its Subsidiaries for such fiscal quarter and (C) an unaudited, consolidated statement of cash flows of the Company and its Subsidiaries for such fiscal quarter; provided that this requirement shall be deemed to have been satisfied if on or prior to such date the Company files its quarterly report on Form 10-Q for the applicable fiscal year with the SEC;

(c) on or before January 31 of each calendar year (or, if such date is not a Business Day, the next Business Day), a properly completed IRS Form 1099-DIV (or a substitute statement) with respect to all distributions made on the Series A Preferred Stock held by such Investor Entity during the immediately preceding calendar year; provided that, (A) each such statement shall comply with Section 6042 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder, together with applicable IRS guidance, and shall clearly report the characterization of such distributions, including whether any portion is reported as a non-dividend distribution, and (B) the Company shall promptly furnish a corrected Form 1099-DIV or substitute statement upon discovery of any error and, upon reasonable request, shall provide a supplemental statement reasonably detailing the amount of any non-dividend distributions for the year;

(d) such additional financial and other information as may reasonably be requested by the Investor Entities, at such times and in such manner as is consistent with the Company’s historical practice; provided that this requirement shall be deemed to have been satisfied to the extent the Company has filed such information with the SEC or issued a press release with such information; and

(e) reasonable access, to the extent reasonably requested by the Investor Entities, to the Company’s books and records, and to the Company’s officers to discuss the Company’s affairs, finances and accounts with its officers, all upon reasonable notice and at such reasonable times as the Investor Entities may reasonably request; provided that any investigation pursuant to this Section 4.5 shall be conducted in a manner as not to interfere with the conduct of the business of the Company and its Subsidiaries; provided, further that the Company shall not be obligated to provide such access or materials as described in this Section 4.5 if the Company determines, in its reasonable judgment, that doing so would reasonably be expected to (i) result in the disclosure of competitively sensitive information to third parties (other than the Investor Entities), (ii) violate applicable Law, an applicable Judgment or a Contract or obligation of confidentiality owed to a third party, (iii) jeopardize the protection of an attorney-client privilege, attorney work product protection or other legal privilege, or (iv) expose the Company to risk of liability for disclosure of personal information. In addition, notwithstanding anything to the contrary contained herein, neither the Company nor any of its Subsidiaries will be required to provide any information or material that relates to, contains or reflects any analyses, studies, notes, memoranda and other information related to or prepared in connection with any Transaction Document or any matters relating thereto or any transactions with or matters relating to the Investor Entities or any of their Affiliates.

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The rights set forth in this Section 4.5 are personal to the Investor and may not be assigned or transferred, including to any transferee of the Series A Preferred Stock without the consent of the Company.

Section 4.6 Restrictive Legends.

Each certificate representing Series A Preferred Stock or Class A Common Stock issued upon conversion of the Series A Preferred Stock shall be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities Laws):

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY JURISDICTION. THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER APPLICABLE SECURITIES LAWS AND IF APPLICABLE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM.”

Section 4.7 NYSE Listing. The Company shall apply to cause the shares of Class A Common Stock that may be received upon conversion of the shares of the Series A Preferred Stock to be approved for listing on the NYSE, substantially contemporaneously with Closing, subject to official notice of issuance. The Company shall use its reasonable best efforts to maintain the listing of the Class A Common Stock upon each national securities exchange and automated quotation system, if any, upon which shares of Class A Common Stock are then listed and shall maintain, so long as any other shares of Class A Common Stock shall be so listed, such listing of the Class A Common Stock. The Company shall pay all fees and expenses in connection with satisfying the obligations under this Section 4.7.

Section 4.8 CUSIP. The Company shall have obtained a CUSIP number for the Series A Preferred Stock at or prior to Closing at its sole cost and expense.

Section 4.9 Taxes. The Company shall pay or discharge, and shall cause each of its Subsidiaries to pay or discharge, prior to delinquency, all taxes, lawful assessments, and governmental levies except such as are being contested in good faith and by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP or where the failure to effect such payment or discharge is not adverse in any material respect to the Investor or the Company or any of its Subsidiaries.

Section 4.10 Antitakeover Provisions. The Company and the Board of Directors shall (a) take all actions necessary so that no Antitakeover Provision becomes applicable to this Agreement or the Investor’s acquisition, or the Company’s issuance, of the Series A Preferred Stock or shares of Class A Common Stock issuable upon conversion thereof in accordance with this Agreement and the Certificate of Designations, and (b) if any such Antitakeover Provision becomes applicable thereto to any extent or in any regard, to take all actions necessary so that such

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transactions may be consummated as promptly as practicable on the terms required by, or provided for, in this Agreement, the Registration Rights Agreement and the Certificate of Designations, and otherwise to take all such other actions as are reasonably necessary to eliminate or minimize, to the greatest extent possible, the effects of any such Antitakeover Provision thereupon or upon the transactions contemplated thereby.

Section 4.11 Tax Matters.

(a) USRPHC Status. The Company shall conduct its affairs so as to avoid the Company being treated as a “United States Real Property Holding Corporation” within the meaning of Section 897(c)(2) of the Code and any applicable regulations promulgated thereunder (“USRPHC”). The Company shall notify the Investor promptly following any “determination date” (as defined in Treasury Regulations section 1.897-2(c)(1)) or otherwise within five (5) business days of becoming aware that the Company is, or is reasonably likely to be, a USRPHC. In addition, at any time upon the Investor’s request, the Company shall issue a statement to the Investor, in form and substance as described in Treasury Regulations sections 1.897-2(h)(1) and 1.1445-2(c) (or any successor regulations) and signed under penalties of perjury, regarding whether any interest in the Company constitutes a “U.S. real property interest” within the meaning of Section 897(c) of the Code, together with an executed notice to the Internal Revenue Service described in Treasury Regulations section 1.897-2(h)(2) (or any successor regulation). Such statement shall be delivered within ten (10) business days of the Investor’s written request therefor.

(b) Tax Treatment. The Company and the Investor intend (i) the Series A Preferred Stock shall be treated as stock that is not “preferred stock” within the meaning of Section 305 of the Code and the Treasury Regulations issued thereunder and (ii) the Investor shall not be required to include in income as a dividend (including any deemed dividend) for U.S. federal income tax purposes any income or gain in respect of the Series A Preferred Stock unless and until dividends are declared and paid in cash in respect of such Series A Preferred Stock (the “Intended Tax Treatment”), and, to the fullest extent permitted by applicable law, the Company and the Investor shall prepare and file all tax returns and comply with information reporting and withholding requirements in a manner that is consistent with the Intended Tax Treatment. The Company shall notify the Investor promptly upon receipt of any inquiry, claim, dispute, notice, audit or other proceeding regarding the Intended Tax Treatment or that may otherwise affect Taxes imposed on, payable by, or withheld from, the Investor (a “Tax Claim”), and the Company shall keep the Investor reasonably informed with respect to the status and conduct of any such Tax Claim and shall consult in good faith with the Investor with respect to such Tax Claim. The Company shall notify the Investor promptly following any determination that there may be a deemed distribution to the Investor without the corresponding cash payment, including as a result of an adjustment to the Conversion Price or otherwise.

Section 4.12 State Securities Laws. The Company shall use its reasonable best efforts to qualify the shares of Series A Preferred Stock and the shares of Class A Common Stock issuable upon conversion thereof for offer and sale under the securities or blue sky laws of such jurisdictions as the Investing Entities may reasonably request and will continue such qualifications in effect so long as required for the offering and resale of such securities, provided that the Company shall not be required to (a) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (b) file any general consent to service of process in any such jurisdiction or (c) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

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Section 4.13 Rule 16b-3 Matters. If the Company becomes a party to a consolidation, merger, similar transaction or otherwise, or if there is any event or circumstance that may result in the Investor and each transferee of the Investor to whom the Series A Preferred Stock or shares of Class A Common Stock issuable upon conversion thereof are transferred (the “Investor Parties”), their respective Affiliates and/or the Series A Director being deemed to have made a disposition or acquisition of equity securities of the Company or derivatives thereof, including the Series A Preferred Stock or Common Stock issued or issuable upon conversion of the shares of Series A Preferred Stock for purposes of Section 16 of the Exchange Act (including any purchases of shares of Common Stock or other securities by the Purchaser or its affiliates in one or more private placements or otherwise), and if the Investor Director is serving on the Board of Directors at such time or has served on the Board of Directors during the preceding six (6) months, the Board of Directors, or a committee thereof composed solely of two or more “non-employee directors” as defined in Rule 16b-3 of the Exchange Act, will pre-approve such acquisition or disposition of the equity securities of the Company or derivative thereof (including the Series A Preferred Stock or the Class A Common Stock issued or issuable upon conversion of the Series A Preferred Stock, if applicable) for the express purpose of exempting the Investor Parties’, their respective Affiliates’ and the Investor Director’s interests (for the Investor Parties and/or their respective Affiliates, to the extent such persons may be deemed to be “directors by deputization”) in such transaction from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.

Section 4.14 Sponsor.

(a) Notwithstanding anything to the contrary set forth in this Agreement, none of the terms or provisions of this Agreement shall in any way limit the activities of Blue Owl Alternative Credit Advisors LLC (the “Sponsor”) or any of its Affiliates (collectively, the “Sponsor Group”), other than the Investor Parties (the “Excluded Sponsor Parties”), in their businesses, so long as no such Excluded Sponsor Party or any of its Representatives is acting on behalf of or at the direction of any Investor Party with respect to any matter that otherwise would violate any term or provision of this Agreement.

(b) The Investor Parties and the Company hereby agree, notwithstanding anything to the contrary in any other agreement or at law or in equity, that, to the maximum extent permitted by law, when the Investor Parties take any action under this Agreement or the Certificate of Designation to give or withhold their consent, the Investor Parties shall have no duty (fiduciary or other) to consider the interests of the Company or the other stockholders of the Company and may act exclusively in their own interest; provided, however, that the foregoing shall in no way affect the obligations of the parties hereto to comply with the provisions of this Agreement. For the avoidance of doubt, the foregoing sentence shall not limit or otherwise affect the fiduciary duties of the Investor Director.

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(c) The Company hereby acknowledges and agrees, on behalf of itself and its Affiliates, that each Investor Entity is severally (as to such Investor Entity), but not jointly and severally, responsible for the compliance by the Investor Entities of their respective representations, warranties, covenants and agreements contained herein. Without limiting the generality of the foregoing, each Investor Entity shall be responsible only for the payment of the portion of the Purchase Price set forth opposite the name of such Investor Entity in Schedule A at the Closing.

Section 4.15 Corporate Actions. The Company shall not adopt any stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan for the express purpose of prohibiting the Investor Parties from taking any of the actions permitted by this Agreement or the Certificate of Designations.

Section 4.16 Interim Operations. During the period beginning on the date of this Agreement and ending on the Closing Date, except as specifically consented to in writing by the Investor (which consent may not be unreasonably withheld, conditioned or delayed), the Company and its Subsidiaries shall carry on their respective businesses in the ordinary course of business, consistent with past practice and in compliance with applicable Law (including using commercially reasonable efforts to maintain compliance with the continued listing requirements of the NYSE).

Section 4.17 Legend Removal. The Company shall use reasonable efforts to remove the legend set forth in Section 4.6 above (including by providing any opinions of its counsel, representation and instruction letters or other documents that may be required by the Transfer Agent as promptly as possible, and in no event later than the second (2nd) Business Day after the Investor’s request) if (i) the shares of Series A Preferred Stock or Class A Common Stock issued or issuable upon conversion of the Series A Preferred Stock are registered for resale under the Securities Act and are sold or transferred under an effective registration statement, (ii) the Series A Preferred Stock or Class A Common Stock issued or issuable upon conversion of the Series A Preferred Stock are sold or transferred pursuant to Rule 144 or (iii) if such legend is no longer required by the Act and it is otherwise agreed between the Company and the Investors, and in each case provided that each of the Investor and its broker shall have delivered customary documents reasonably requested by the Transfer Agent and/or Company counsel in connection with such sale or transfer. All costs and expenses related to the removal of the legends and the reissuance of any shares of Series A Preferred Stock or Class A Common Stock issued or issuable upon conversion of the Series A Preferred Stock, including but not limited to costs and expenses with respect to the Transfer Agent, Company counsel or otherwise, shall be borne by the Company. Following such time, if any, as a legend is no longer required for any such shares of Series A Preferred Stock or Class A Common Stock issued or issuable upon conversion of the Series A Preferred Stock, including any portion thereof, if requested by Investor, the Company shall promptly request that the Transfer Agent remove any restrictive legends related to such shares of Series A Preferred Stock or Class A Common Stock issued or issuable upon conversion of the Series A Preferred Stock, whether certificated or uncertificated, and issue a new, unlegended stock certificate or make a new, unlegended book-entry for such shares, as the case may be, as promptly as practicable following any such request.

Section 4.18 DTC. The Company covenants and agrees to use its reasonable efforts to make the Series A Preferred Stock and the Class A Common Stock issuable upon conversion of the Series A Preferred Stock eligible for deposit with The Depository Trust Company (DTC) as soon as reasonably practicable following the eligibility thereof and removal of the legend set forth in Section 4.6 in accordance with Section 4.17 hereof. The Company shall pay all fees and expenses in connection with satisfying the obligations under this Section 4.18.

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Section 4.19 Payment of Preferred Dividends. The Company shall, with respect to each Dividend Payment Date (as defined in the Certificate of Designations), declare and pay in cash, out of funds legally available therefor to the maximum extent not prohibited by applicable Laws, all dividends that have accrued on each share of Series A Preferred Stock pursuant to Section 4 of the Certificate of Designations as of such Dividend Payment Date but that have not been previously paid in cash.

ARTICLE V

CONDITIONS TO THE PARTIES’ OBLIGATIONS

Section 5.1 Conditions of the Investor. The obligations of the Investor to consummate the transactions contemplated hereby to be consummated at the Closing are subject to the satisfaction or written waiver (to the extent any such waiver is permitted by applicable Law) by the Investor, on or prior to the Closing Date, of each of the following conditions precedent:

(a) Representations and Warranties. (i) Each of the representations and warranties of the Company contained in Article II of this Agreement (other than Section 2.2 (Organization and Power), 2.3(a) (Authorization), 2.5(a) and (b) (Authorized and Outstanding Stock), 2.6 (Private Placement), 2.7 (NYSE) and 2.9 (No Brokers or Finders) of this Agreement) shall be true and correct as of the Closing Date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct as of such date or time), except where the failure of such representations and warranties to be so true and correct, without giving effect to any qualification or limitation as to “materiality,” “material adverse effect” or similar qualifier set forth therein, has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) each of the representations and warranties of the Company contained in Section 2.2 (Organization and Power), 2.3(a) (Authorization), 2.5(a) and (b) (Authorized and Outstanding Stock), 2.6 (Private Placement), 2.7 (NYSE) and 2.9 (No Brokers or Finders) of this Agreement shall be true and correct in all material respects on the Closing Date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct in all material respects as of such date or time).

(b) Due Diligence. The Investor shall have completed its due diligence in connection with the transactions contemplated by this Agreement, as determined by the Investor in its reasonable judgment, and received approval to consummate the transactions contemplated by this Agreement from its investment committee.

(c) Consents. The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for the consummation of the transactions contemplated by this Agreement, all of which shall be in full force and effect at Closing Date.

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(d) Adverse Changes. Since the date of this Agreement, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.

(e) Covenants. The Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it at or prior to the Closing.

(f) No Order; Compliance with Laws. There shall be no injunction, order or decree of any nature of any Governmental Entity in effect that restrains, prohibits or makes illegal the consummation of the transactions contemplated hereby, and the Company shall have complied with all appliable Laws, as determined by the Investor in its sole reasonable discretion.

(g) Closing Documents. The Investor shall have received executed copies of the final Transaction Documents, a certificate from an officer of the Company certifying the Certificate of Designations and resolutions of the Board of Directors approving this Agreement, the transactions contemplated by this Agreement and the issuance of the shares of the Series A Preferred Stock and an opinion of Simpson Thacher & Bartlett LLP in form reasonably satisfactory to the Investor.

Section 5.2 Conditions of the Company. The obligations of the Company to consummate the transactions contemplated hereby are subject to the satisfaction or written waiver (to the extent any such waiver is permitted by applicable Law) by the Investor, on or prior to the Closing Date, of each of the following conditions precedent:

(a) Representations and Warranties. Each of the representations and warranties of the Investor contained in Article III of this Agreement shall be true and correct on and as of the Closing Date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct as of such date or time), except where the failure of such representations and warranties to be so true and correct, without giving effect to any qualification or limitation as to “materiality,” “Material Adverse Effect” or similar qualifier set forth therein, has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Investor’s ability to consummate the transactions contemplated by this Agreement.

(b) No Stockholder Approval. There shall be no approval of the Company’s stockholders necessary under the listing rules of the NYSE to issue any shares of Series A Preferred Stock or shares of Common Stock to be issued upon conversion thereof.

(c) Covenants. The Investor shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Investor at or prior to the Closing.

(d) No Order. There shall be no injunction, order or decree of any nature of any Governmental Entity in effect that restrains, prohibits or makes illegal the consummation of the transactions contemplated hereby.

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ARTICLE VI

MISCELLANEOUS

Section 6.1 Non-Survival. Except for the representations and warranties of the Company contained in Sections 2.1 (Organization and Power), 2.2 (Authorization), 2.4(a) and (b) (Authorized and Outstanding Stock), 2.5 (Private Placement) and 2.8 (No Brokers and Finders), which shall survive indefinitely, following the Closing, none of the representations and warranties contained in Article II and Article III hereof shall survive; provided that nothing herein shall relieve any party of liability for any inaccuracy or breach of such representations and warranties in the case of Fraud. No covenants and agreements of the parties contained herein shall survive the Closing except for any covenants that, by their terms, require performance (in whole or in part) after the Closing, in which case such covenants shall survive in accordance with their terms.

Section 6.2 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and will become effective when one or more counterparts have been signed by a party and delivered to the other parties. Copies of executed counterparts of signature pages to this Agreement may be transmitted by PDF (portable document format) or facsimile and such PDFs or facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

Section 6.3 Governing Law.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(b) Any dispute relating hereto shall be heard in the Court of Chancery of the State of Delaware, and, if applicable, in any state or federal court located in The City of New York and County of New York (each a “Chosen Court” and collectively, the “Chosen Courts”), and the parties hereto agree to the exclusive jurisdiction and venue of the Chosen Courts. Such Persons further agree that any proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or by any matters related to the foregoing (the “Applicable Matters”) shall be brought exclusively in a Chosen Court, and that any proceeding arising out of this Agreement or any other Applicable Matter shall be deemed to have arisen from a transaction of business in the State of New York and each of the foregoing Persons hereby irrevocably consents to the jurisdiction of such Chosen Courts in any such proceeding and irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that such Person may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such Chosen Court or that any such proceeding brought in any such Chosen Court has been brought in an inconvenient forum.

(c) Such Persons further covenant not to bring a proceeding with respect to the Applicable Matters (or that could affect any Applicable Matter) other than in such Chosen Court and not to challenge or enforce in another jurisdiction a judgment of such Chosen Court.

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(d) Process in any such proceeding may be served on any Person with respect to such Applicable Matters anywhere in the world, whether within or without the jurisdiction of any such Chosen Court. Without limiting the foregoing, each such Person agrees that service of process on such party as provided in Section 6.6 shall be deemed effective service of process on such Person.

(e) Waiver of Jury Trial. EACH PARTY HERETO, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

Section 6.4 Entire Agreement; No Third Party Beneficiary. This Agreement contains the entire agreement by and among the parties with respect to the subject matter hereof and all prior negotiations, writings and understandings relating to the subject matter of this Agreement. This Agreement is not intended to confer upon any Person not a party hereto (or their successors and permitted assigns) any rights or remedies hereunder; provided, however, that the Excluded Sponsor Parties are intended third party beneficiaries of Section 4.14 and the Persons referenced in Section 6.13 are intended third party beneficiaries of Section 6.13.

Section 6.5 Expenses. All reasonably documented fees, costs and expenses of the Investor incurred in connection with this Agreement and the transactions contemplated hereby, including accounting and legal fees, shall be paid by the Company in an amount not to exceed $350,000.

Section 6.6 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by nationally recognized overnight air courier, one (1) Business Day after mailing; (c) if sent by e-mail transmission, with a copy sent on the same day in the manner provided in the foregoing clause (a) or (b), when transmitted and receipt is confirmed; and (d) if otherwise actually personally delivered, when delivered, provided, that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party shall provide by like notice to the other parties to this Agreement:

If to the Company, to:

Finance of America Companies Inc.

5830 Granite Parkway, Suite 400

Plano, Texas 75024

Attention: Graham Fleming

Email: [****]

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with a copy (which shall not constitute notice) to:

Finance of America Companies Inc.

5830 Granite Parkway, Suite 400

Plano, Texas 75024

Attention: General Counsel

Email: [****]

and

Simpson Thacher & Bartlett LLP

900 G Street NW

Washington, DC 20001

Attention: William R. Golden

Email: wgolden@stblaw.com

If to the Investor, to:

Blue Owl Alternative Credit Alameda LP & ACM ASOF IX Master HoldCo 2 LLC

c/o Blue Owl Alternative Credit Advisors LLC

399 Park Avenue

Floor 37

New York, NY 10002

Attention: Legal Department

Email: [****]

(or at such other addresses as shall be specified by notice given in accordance with this Section 6.6) with a copy (which shall not constitute notice) to:

Orrick, Herrington & Sutcliffe LLP

51 W. 52nd St.

New York, NY 10019

Attention: B. J. Rosen; David Ruff; Marsha Mogilevich

Email: bjrosen@orrick.com; druff@orrick.com;

mmogilevich@orrick.com

Section 6.7 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by the Investor, with respect to any of its rights, interests and obligations under this Agreement in whole or in part except in connection with a transfer of the Series A Preferred Stock, whereupon the assignee shall agree in writing to be bound by the provisions of this Agreement, including the rights, interests and obligations so assigned, and such assignee shall become the Investor hereunder; provided that the Investor may assign this Agreement as collateral security to any lender to the Investor. No other assignment of this Agreement or of any rights or obligations hereunder in whole or in part may be made by any party hereto without the prior written consent of the other parties hereto. Any purported assignment or delegation in violation of this Agreement shall be null and void ab initio.

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Section 6.8 Headings. The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

Section 6.9 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by each party hereto. Any party hereto may, only by an instrument in writing, waive compliance by any other party or parties hereto with any term or provision hereof on the part of such other party or parties hereto to be performed or complied with. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

Section 6.10 Interpretation; Absence of Presumption.

(a) For the purposes hereof: (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits, and Schedules to this Agreement unless otherwise specified; (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified; and (iv) the word “or”, “any” or “either” shall not be exclusive. References to a Person are also to its permitted assigns and successors. When calculating the period of time between which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded (and unless, otherwise required by Law, if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day).

(b) With regard to each and every term and condition of this Agreement and any and all agreements and instruments subject to the terms hereof, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration will be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.

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Section 6.11 Severability. Any provision hereof that is held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof, provided, however, that the parties will attempt in good faith to reform this Agreement in a manner consistent with the intent of any such ineffective provision for the purpose of carrying out such intent.

Section 6.12 Specific Performance. The parties hereto agree that irreparable damage would occur and that a party would not have any adequate remedy at law in the event that any of the provisions of this Agreement are not performed in accordance with their terms or were otherwise breached. Accordingly, each party shall without the necessity of proving the inadequacy of money damages or posting a bond be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms, provisions and covenants contained therein, this being in addition to any other remedy to which they are entitled at law or in equity. Under no circumstances will the Company be permitted or entitled to receive both (a) a grant of specific performance resulting in the consummation of the issuance of the shares of the Series A Preferred Stock in exchange for receipt in full by the Company of the Purchase Price therefor, and (b) the payment of monetary damages at any time.

Section 6.13 Non-Recourse. Any claim or cause of action based upon, arising out of, or related to this Agreement may only be brought against the entities that are expressly named as parties hereto or thereto, including Persons that become parties hereto after the date hereof or that agree in writing to be bound by the terms of this Agreement, (the “Contract Parties”) and then only with respect to the specific obligations of such party and subject to the terms, conditions and limitations set forth herein or therein. No Person other than the Contract Parties, including no member, partner, stockholder, unitholder, Affiliate or Representative thereof, nor any member, partner, stockholder, unitholder, Affiliate or Representative of any of the foregoing, shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or their respective negotiation, execution, performance, or breach; and, to the maximum extent permitted by law, each of the Contract Parties hereby waives and releases all such liabilities, claims, causes of action, and obligations against any such third Person.

Section 6.14 Further Assurances. From the date hereof until the Closing, without further consideration, the Company and the Investor shall use their respective reasonable best efforts to take, or cause to be taken, all actions necessary, appropriate or advisable to consummate the transactions contemplated by this Agreement and any and all other agreements or instruments executed and delivered to the Investor by the Company hereunder or thereunder, as applicable.

Section 6.15 Public Announcement. Subject to each party’s disclosure obligations imposed by applicable law (including beneficial ownership disclosures under Section 13 or Section 16 of the Exchange Act) or the rules of any stock exchange upon which its securities are listed, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement, and neither the Company nor any Investor Entity will make any such news release or public disclosure (except disclosures made pursuant to applicable law) without first consulting with the other, and, in each case, also receiving the other’s consent (which shall not be unreasonably withheld or delayed) and each party

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shall coordinate with the party whose consent is required with respect to any such news release or public disclosure. Notwithstanding the foregoing, this Section 6.15 shall not apply to any press release or other public statement made by the Company or an Investor Entity (a) that is consistent with prior disclosure and does not contain any information relating to the transactions that has not been previously announced or made public in accordance with the terms of this Agreement or (b) is made to its auditors, attorneys, accountants, financial advisors, limited partners or other Investor Party (as defined in the Certificate of Designations). Notwithstanding anything to the contrary in this Agreement, in no event shall this Section 6.15 limit disclosure by any Investor Party and their respective Affiliates of ordinary course communications regarding this Agreement and the transactions contemplated by this Agreement to its existing or prospective general and limited partners, equityholders, financing sources, members, managers and investors of any Affiliates of such Person, including disclosing information about the transactions contemplated by this Agreement on their websites in the ordinary course of business consistent with past practice.

ARTICLE VII

TERMINATION

Section 7.1 Termination. This Agreement may be terminated at any time prior to Closing:

(a) by mutual written consent of the Company and the Investor;

(b) by either the Company or the Investor, if any Governmental Entity with lawful jurisdiction shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action is or shall have become final and non-appealable;

(c) by notice given by the Company to the Investor if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or agreements made by the Investor in this Agreement such that the conditions in Section 5.2(a) or Section 5.2(c) would not be satisfied and, if capable of being cured, which have not been cured by the Investor thirty (30) days after receipt by the Investor of written notice from the Company requesting such inaccuracies or breaches to be cured; provided, however, that the Company is not then in breach of any of its obligations hereunder; or

(d) by notice given by the Investor to the Company, if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or agreements made by the Company in this Agreement such that the conditions in Section 5.1(a) or Section 5.1(e) would not be satisfied and, if capable of being cured, which have not been cured by the Company within thirty (30) days after receipt by the Company of written notice from the Investor requesting such inaccuracies or breaches to be cured; provided, however, that the Investor is not then in breach of any of its obligations hereunder.

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Section 7.2 Certain Effects of Termination. In the event that this Agreement is terminated in accordance with Section 7.1, neither party (nor any of its Affiliates) shall have any liability or obligation to the other (or any of its Affiliates) under or in respect of this Agreement, except to the extent of (a) any liability arising from any breach by such party of its obligations pursuant to this Agreement arising prior to such termination, and (b) any actual and intentional Fraud or intentional or willful breach of this Agreement; provided that, notwithstanding any other provision set forth in this Agreement, neither the Investor, on the one hand, nor the Company, on the other hand, shall have any such liability in excess of the Purchase Price. In the event of any such termination, this Agreement shall become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties, in each case, except (i) as set forth in the preceding sentence and (ii) that the provisions of Section 6.2 to 6.4 (Counterparts, Governing Law, Entire Agreement) and Section 6.6 through Section 6.13 (Notices, Successors and Assigns, Headings, Amendments and Waivers, Interpretations; Absence of Presumption, Severability, Specific Performance, Non-Recourse, Further Assurances) shall survive the termination of this Agreement.

(Signature page follows)

33

The parties have caused this Agreement to be executed as of the date first written above.

COMPANY

FINANCE OF AMERICA COMPANIES INC.

By:	/s/ Graham Fleming
Name: Graham Fleming
Title: Chief Executive Officer

[Signature Page to Investment Agreement]

INVESTOR

For and on behalf of:
ACM ASOF IX Master HoldCo 2 LLC

By: BLUE OWL ALTERNATIVE CREDIT ADVISORS LLC, its Investment Manager

By:	/s/ David Aidi
Name:	David Aidi
Title:	Authorized Signatory

[Signature Page to Investment Agreement]

INVESTOR

For and on behalf of:
Blue Owl Alternative Credit Alameda LP

By: BLUE OWL ALTERNATIVE CREDIT ADVISORS LLC, its Investment Manager

By:	/s/ David Aidi
Name:	David Aidi
Title:	Authorized Signatory

[Signature Page to Investment Agreement]

EXHIBIT A

DEFINED TERMS

1. The following capitalized terms have the meanings indicated:

“Affiliate” of any Person means any Person, directly or indirectly, Controlling, Controlled by or under common Control with such Person; provided, however, that (i) the Company and its Subsidiaries, on the one hand, and an Investor Party or any of its Affiliates, on the other hand, shall not be deemed to be Affiliates, (ii) “portfolio companies” (as such term is customarily used among institutional investors) in which any Investor Party or any of its Affiliates has an investment (whether as debt or equity) shall not be deemed an Affiliate of such Investor Party or the Investor Party’s Affiliate’s and (iii) the Excluded Sponsor Parties shall not be deemed to be Affiliates of any Investor Party, the Company or any of the Company’s Subsidiaries.

“Antitakeover Provisions” means the provisions of any rights plan or agreement, poison pill (including any distribution under a rights plan or agreement), or any control share acquisition, business combination, interested stockholder, fair price, moratorium or similar anti-takeover provision under the Company Charter Documents or applicable law.

“Board of Directors” means the Company’s board of directors.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Bylaws” means the Amended and Restated Bylaws of the Company, as the same may be further amended or restated.

“Capital Stock” means, with respect to any Person, any and all shares of, interests in, rights to purchase, warrants to purchase, options for, participations in or other equivalents of or interests in (however designated) stock (including Capital Stock Equivalents) issued or issuable by such Person, including by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization or similar transactions.

“Capital Stock Equivalents” means any securities of the Company or its Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation, as amended, and as the same may be further amended or restated.

“Class A Common Stock” means the Class A Common Stock, par value $0.0001 per share, of the Company.

“Class B Common Stock” means the Class B Common Stock, par value $0.0001 per share, of the Company.

“Common Stock” means the Class A Common Stock together with the Class B Common Stock.

“Company Charter Documents” means the Certificate of Incorporation and the Bylaws.

“Conversion Agent” means the Transfer Agent acting in its capacity as conversion agent for the Series A Preferred Stock, and its successors and assigns.

“Control” (including its correlative meanings “under common Control with” and “Controlled by”) means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of securities or partnership or other interests, by contract or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agreement” means that certain Exchange Agreement, dated as of April 1, 2021, among the Company, FOAEC and the holders of FOAEC Units from time to time, as may be amended, supplemented or otherwise modified from time to time, including as modified by the Equity Matters Agreement, dated as of March 31, 2023, by and among the Company, FOAEC, and American Advisors Group (now known as Bloom Retirement Holdings Inc.).

“FOAEC” means Finance of America Equity Capital LLC, a Delaware limited liability company.

“FOAEC Units” means Class A Units of FOAEC.

“Fraud” means knowing and intentional fraud with respect to the making of the representations and warranties expressly set forth in this Agreement or any certificate delivered in connection herewith.

“GAAP” means generally accepted accounting principles as in effect in the United States, consistently applied.

“Governmental Entity” means any supranational, national, state, municipal, local or foreign government, any court, tribunal, arbitrator, administrative agency, commission, stock exchange or other governmental official, authority or instrumentality (including any legislature, commission, regulatory administrative authority, governmental agency, bureau, branch or department).

“Holder” means a Person in whose name the shares of the Series A Preferred Stock are registered, which Person shall be treated by the Company, Transfer Agent, Registrar, paying agent and Conversion Agent as the absolute owner of the shares of Series A Preferred Stock for the purpose of making payment and settling conversions and for all other purposes; provided that, to the fullest extent permitted by law, no Person that has received shares of Series A Preferred

Stock in violation of this Investment Agreement shall be a Holder, the Transfer Agent, Registrar, paying agent and Conversion Agent, as applicable, shall not, unless directed otherwise by the Company, recognize any such Person as a Holder and the Person in whose name the shares of the Series A Preferred Stock were registered immediately prior to such transfer shall remain the Holder of such shares.

“Incentive Plan” means the Company’s 2021 Omnibus Incentive Plan, as may be amended, supplemented or modified from time to time.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investor Board Observer” means a non-voting observer on the Board of Directors who was appointed to such position as an Investor Designee.

“Investor Designee” means an individual designated in writing by the Investor and reasonably acceptable to the Board of Directors (and the Nominating and Corporate Governance Committee of the Board of Directors) to be elected or nominated by the Company for election to the Board of Directors pursuant to Section 4.4(c) or Section 4.4(d) as an Investor Director or to be appointed to serve as the Investor Board Observer, as applicable.

“Investor Director” means a member of the Board of Directors who was elected to the Board of Directors as an Investor Designee.

“Junior Stock” means the Common Stock and each other class or series of Capital Stock of the Company now existing or hereafter authorized, the terms of which do not expressly provide that such class or series ranks on a parity basis with or senior to the Series A Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

“Law” means any order, law, statute, regulation, rule (including interpretive rules), ordinance, writ, injunction, directive, judgment, decree, principle of common law, constitution or treaty enacted, promulgated, issued, enforced or entered by, or any stipulation or requirement of, or binding agreement with, any Governmental Entity, as in effect at the applicable time.

“LTIP” means the Amended and Restated UFG Holdings LLC Management Long-Term Incentive Plan, as may be amended, supplemented or modified from time to time.

“Material Adverse Effect” means, with respect to a party hereto, any event, change, development, circumstance, condition, state of facts or occurrence that individually or in the aggregate is, or would reasonably be expected to be, materially adverse to the ability of such party to perform its obligations or consummate the transactions contemplated hereby by the Closing Date (or on a timely basis to the extent such obligations require performance after the Closing Date).

“NYSE” means the New York Stock Exchange and the NYSE Texas, Inc.

“Parity Stock” means, (i) in the case of the Company, each class or series of Capital Stock of the Company now existing or hereafter authorized, which ranks on a parity basis with the Series A Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company and any other securities (including debt or equity instruments convertible or exchangeable for securities) ranking pari passu in right of payment to the Series A Preferred Stock upon liquidation, or, subject to exceptions provided in Section 4(f) of the Certificate of Designations with respect to dividend and distribution rights, and (ii) in the case of FOAEC, securities (including debt or equity instruments convertible or exchangeable for securities) ranking pari passu in right of payment to the OpCo Mirror Preferred Units upon liquidation, or, subject to analogous exceptions to those provided in Section 4(f) of the Certificate of Designations, with respect to dividend and distribution rights.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or a government or other agency or political subdivision thereof.

“Preferred Stock” means the Preferred Stock, par value $0.0001 per share, of the Company.

“Premium Stock” means each class or series of Capital Stock of the Company now existing or hereafter authorized whose terms expressly provide for (i) a higher return on capital than the Series A Preferred Stock or (ii) a deemed minimum price per share of Common Stock, on an as converted basis, that is lower than the Conversion Price for the Series A Preferred Stock as set forth in the Certificate of Designations, in each case, as determined in the Company’s reasonable judgment.

“Registrar” means the Transfer Agent acting in its capacity as registrar for the Series A Preferred Stock, and its successors and assigns.

“Registration Rights Agreement” means that certain Registration Rights Agreement to be entered into by the Company and the Investor on the Closing Date, the form of which is set forth as Annex B hereto, as it may be amended, supplemented or otherwise modified.

“representatives” means a Persons’ Affiliates, employees, agents, consultants, accountants, attorneys or financial advisors.

“Restricted Stock Units” has the meaning ascribed thereto in the Incentive Plan.

“SEC” means the Securities and Exchange Commission.

“SEC Documents” means all reports, schedules, registration statements, proxy statements and other documents (including all amendments, exhibits and schedules thereto) filed or furnished by the Company with the SEC prior to the Closing Date.

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Preferred Stock” means the series of Preferred Stock designated the Series A Convertible Perpetual Preferred Stock, par value $0.0001 per share, of the Company.

“Subsidiary” means, when used with reference to a party, any corporation or other organization, whether incorporated or unincorporated, of which such party or any other Subsidiary of such party is a general partner or serves in a similar capacity, or, with respect to such corporation or other organization, at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

“Transaction Agreement” means that certain Transaction Agreement, dated as of October 12, 2020, by and among Replay Acquisition Corp., the Company, RPLY Merger Sub LLC, RPLY BLKR Merger Sub LLC, Blackstone Tactical Opportunities Fund (Urban Feeder) – NQ L.P., Blackstone Tactical Opportunities Associates – NQ L.L.C., FOAEC, BTO Urban Holdings L.L.C., Blackstone Family Tactical Opportunities Investment Partnership – NQ – ESC L.P., Libman Family Holdings LLC, The Mortgage Opportunity Group LLC, L and TF, LLC, UFG Management Holdings LLC, and Joe Cayre, as may be amended, supplemented or modified from time to time.

“Transaction Documents” means this Agreement, the Certificate of Designations, the Registration Rights Agreement and all other documents, certificates or agreements executed in connection with the transactions contemplated by this Agreement, the Certificate of Designations and the Registration Rights Agreement.

“Transfer” means any direct or indirect (a) sale, transfer, hypothecation, assignment, gift, bequest or disposition by any other means, whether for value or no value and whether voluntary or involuntary (including, without limitation, by realization upon any lien or by operation of law or by judgment, levy, attachment, garnishment, bankruptcy or other legal or equitable proceedings) or (b) grant of any option, warrant or other right to purchase or the entry into any hedge, swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Class A Common Stock; provided, however, that, notwithstanding anything to the contrary in this Agreement, a Transfer shall not include the direct or indirect transfer of any limited partnership interests or other equity interests in the Investor (or any direct or indirect parent entity of Investor) (provided that if any transferor or transferee ceases to be controlled (directly or indirectly) by the Person (directly or indirectly) controlling such Person immediately prior to such transfer, such event shall be deemed to constitute a “Transfer”). The term “Transferred” shall have a correlative meaning.

“Transfer Agent” means the Person acting as Transfer Agent, Registrar and paying agent and Conversion Agent for the Series A Preferred Stock, and its successors and assigns. The Transfer Agent initially shall be Continental Stock Transfer and Trust Company.

“Unsecured Convertible Promissory Notes” means the 0% Unsecured Convertible Promissory Notes due August 2028 issued by the Company.

2. The following terms are defined in the Sections of the Agreement indicated:

INDEX OF TERMS

Term	Section
Agreement	Preamble
Applicable Matters	6.3(b)
Balance Sheet Date	2.1
Capitalization Date	2.5(b)
Chosen Court	6.3(b)
Closing	1.2(a)
Closing Date	1.2(a)
Certificate of Designations	1.1
Code	4.5(c)
Company	Preamble
Contract	2.3(b)
Contract Parties	6.13
Excluded Sponsor Parties	4.14(a)
Financial Statements	2.1
Intended Tax Treatment	4.11(b)
Investor Board Rights Period	4.4(a)
Investor	Preamble
Investor Entities	Preamble
Investor Parties	4.13
IRS	1.2(c)
Mortgage Regulatory Approvals	4.3
Preemptive Rights Portion	4.1(a)
Preemptive Rights Stock	4.1(a)
Purchase Price	1.1
Series A Preferred Stock	1.1
Sponsor	4.14(a)
Sponsor Group	4.14(a)
Tax Claim	4.11(b)
USRPHC	4.11(a)

SCHEDULE A

LIST OF INVESTOR ENTITIES

Entity	Address	Portion of Purchase Price
ACM ASOF IX Master HoldCo 2 LLC	399 Park Ave., Floor 37, New York, NY 10022	$40,000,000
Blue Owl Alternative Credit Alameda LP	399 Park Ave., Floor 37, New York, NY 10022	$10,000,000

Annex A

Form of Certificate of Designations

CERTIFICATE OF DESIGNATIONS OF

SERIES A CONVERTIBLE PERPETUAL PREFERRED STOCK

OF

FINANCE OF AMERICA COMPANIES INC.

Pursuant to Section 151 of the Delaware General Corporation Law (as amended, supplemented or restated from time to time, the “DGCL”), FINANCE OF AMERICA COMPANIES INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”), in accordance with the provisions of Section 103 of the DGCL, DOES HEREBY CERTIFY:

That the Amended and Restated Certificate of Incorporation of the Company (as amended and as may be further amended from time to time, the “Certificate of Incorporation”), authorizes the issuance of 6,601,000,000 shares of capital stock, consisting of (i) 6,000,000,000 shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), (ii) 1,000,000 shares of Class B Common Stock, par value $0.0001 per share (“Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”)), and (iii) 600,000,000 shares of Preferred Stock, par value $0.0001 per share (“Preferred Stock”);

That, pursuant to the provisions of the Certificate of Incorporation, the Board of the Company is authorized to fix by resolution or resolutions the designations and the powers, including voting powers, if any, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, of any series of Preferred Stock, and to fix the number of shares constituting any such series.

That, pursuant to the authority conferred upon the Board by the Certificate of Incorporation, the Board adopted the following resolution designating a new series of Preferred Stock as “Series A Convertible Perpetual Preferred Stock”:

RESOLVED, that, pursuant to the authority vested in the Board in accordance with the provisions of Article IV of the Certificate of Incorporation and the provisions of Section 151 of the DGCL, a series of Preferred Stock of the Company is hereby authorized, and the number of shares to be included in such series, and the designations, powers (including voting powers), preferences and relative, participating, optional, special or other rights of the shares of Preferred Stock included in such series, and the qualifications, limitations and restrictions thereof, shall be as follows:

SECTION 1. Designation and Number of Shares. The shares of such series of Preferred Stock shall be designated as “Series A Convertible Perpetual Preferred Stock” (the “Series A Preferred Stock”). The number of authorized shares constituting the Series A Preferred Stock shall be 50,000. That number from time to time may be increased or decreased (but not below the number of shares of Series A Preferred Stock then outstanding) by further resolution duly adopted by the Board, or any duly authorized committee thereof and by the filing of a certificate pursuant to the provisions of the DGCL stating that such increase or decrease, as applicable, has been so authorized.

SECTION 2. Ranking. The Series A Preferred Stock will rank in right of payment, with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company:

(a) on a parity basis with each other class or series of Capital Stock of the Company now existing or hereafter authorized, the terms of which expressly provide that such class or series ranks on a parity basis with the Series A Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (such Capital Stock, “Parity Stock”);

(b) junior to each other class or series of Capital Stock of the Company now existing or hereafter authorized, the terms of which expressly provide that such class or series ranks senior to the Series A Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (such Capital Stock, “Senior Stock”); and

(c) senior to the Common Stock and each other class or series of Capital Stock of the Company now existing or hereafter authorized, the terms of which do not expressly provide that such class or series ranks on a parity basis with or senior to the Series A Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (such Capital Stock, “Junior Stock”).

SECTION 3. Definitions. As used in this Certificate of Designations:

“Accrued Dividend Record Date” has the meaning set forth in Section 4(e).

“Accrued Dividends” means, as of any date, with respect to any share of Series A Preferred Stock, all Dividends that have accrued on such share pursuant to Section 4(c), whether or not declared, but that have not, as of such date, been paid in cash.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person; provided, however, (i) that the Company and its Subsidiaries on the one hand and any Investor Party or any of the Investor Party’s Affiliates on the other hand shall not be deemed to be Affiliates and (ii) portfolio companies (as such term is customarily used among institutional investors) in which any Investor Party or any of its Affiliates has an investment (whether as debt or equity) shall not be deemed an Affiliate of such Investor Party or the Investor Party’s Affiliates. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

Any Person shall be deemed, for purposes of this Certificate of Designations, to “beneficially own”, to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act; provided that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable within sixty (60) days or thereafter (including assuming conversion of all Series A Preferred Stock, if any, owned by such Person to Common Stock).

“Applicable Treasury Rate” means, as of any date of determination, the weekly average (for the most recently completed week for which such information is available) of the yield to maturity of 10-year United States Treasury securities.

“As-Converted Value” means the positive difference, if any, between (x) the amount that would be payable to a share of Series A Preferred Stock in connection with a Liquidation Event assuming such share had been converted into Class A Common Stock, in accordance with Section 6 without regard to any of the limitations on convertibility contained therein (and, for clarity, excluding any cash amounts that may be payable upon conversion pursuant to clauses (ii) and (iii) of Section 6), immediately prior to the occurrence of such Liquidation Event and (y) $1,000.

“Board” means with respect to the Company, the Company’s board of directors and with respect to any other Person means the board of directors, board of managers, sole member or managing member or other governing body of such Person, or if such Person is owned or managed by a single entity or has a general partner, the board of directors, board of managers, sole member or managing member or other governing body of such entity or general partner, or in each case, any duly authorized committee thereof, and the term “director” means a member of the applicable Board.

“Business Day” means any weekday that is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to be closed.

“Bylaws” means the Amended and Restated Bylaws of the Company, as may be amended from time to time.

“Capital Stock” means, with respect to any Person, any and all shares of, interests in, rights to purchase, warrants to purchase, options for, participations in or other equivalents of or interests in (however designated) stock issued or issuable by such Person, including by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization or similar transactions.

“Certificate of Designations” means this Certificate of Designations relating to the Series A Preferred Stock, as it may be amended from time to time.

“Certificate of Incorporation” has the meaning set forth in the recitals above.

“Change of Control” means the occurrence of any of the following after the Original Issuance Date:

(a) the sale, lease, transfer, conveyance or other disposition in one or a series of related transactions (other than by merger, consolidation or amalgamation), of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than any Permitted Holder, the Company, FOAEC or any wholly owned subsidiary of FOAEC; provided that such sale, lease, transfer, conveyance or other disposition shall not constitute a Change of Control unless any Person (other than any Permitted Holder) or Persons (other than any Permitted Holders) that are together a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, of more than 50.0% of the total voting power of the Voting Stock of the transferee Person in such sale, lease, transfer, conveyance or other disposition of assets, as the case may be;

(b) the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by (A) any Person (other than any Permitted Holder) or (B) Persons (other than any Permitted Holders) that are together a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50.0% of the total voting power of the Voting Stock of the Company directly or indirectly through any of its direct or indirect parent holding companies, in each case, other than in connection with any transaction or series of transactions in which the Company shall become a Subsidiary of a Holding Company; or

(c) shares of Class A Common Stock or shares of any other Capital Stock of the Company into which the Series A Preferred Stock is convertible (including as a result of any transaction described in clauses (a) or (b) above) are not listed for trading on any United States national securities exchange or cease to be traded in contemplation of a de-listing.

Notwithstanding the preceding or any provision of Rule 13d-3 or 13d-5 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock subject to an equity or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement, (ii) if any group (other than a Permitted Holder) includes one or more Permitted Holders, the issued and outstanding Voting Stock of the Company owned, directly or indirectly, by any Permitted Holders that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of determining whether a Change of Control has occurred and (iii) a Person or group will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s parent entity (or related contractual rights) unless it owns 50.0% or more of the total voting power of the Voting Stock entitled to vote for the election of directors of such parent entity having a majority of the aggregate votes on the Board of such parent entity.

“Class A Common Stock” has the meaning set forth in the recitals above.

“Clause A Distribution” has the meaning set forth in Section 9(c).

“Clause B Distribution” has the meaning set forth in Section 9(c).

“Clause C Distribution” has the meaning set forth in Section 9(c).

“Close of Business” means 5:00 p.m. (New York City time).

“Closing Price” of the Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the Last Reported Sale Price, of the shares of the Common Stock on the NYSE on such date. If the Common Stock is not traded on the NYSE on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal United States securities exchange or automated quotation system on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the Last Reported Sale Price on the principal United States securities exchange or automated quotation system on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a United States securities exchange or automated quotation system, the last quoted bid price for the Common Stock in the over-the-counter market as reported by OTC Markets Group Inc. or any similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by an Independent Financial Advisor retained by the Company for such purpose.

“Common Dividend” has the meaning assigned to such term in Section 4(g).

“Common Dividend Cap” means, as of any date of determination, an amount equal to the lesser of (i) the Company’s cumulative adjusted net income (as reported in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended) for the four consecutive fiscal quarters most recently ended prior to the date of determination and (ii) the product of the Company’s Market Capitalization multiplied by the Applicable Treasury Rate.

“Common Stock” has the meaning set forth in the recitals above.

“Company” has the meaning set forth in the recitals above.

“Conversion Agent” means the Transfer Agent acting in its capacity as conversion agent for the Series A Preferred Stock, and its successors and assigns.

“Conversion Date” has the meaning set forth in Section 7(a).

“Conversion Notice” has the meaning set forth in Section 7(a)(i).

“Conversion Price” means in respect of each share of Series A Preferred Stock, subject to adjustment as provided in Section 9, for any period during which shares of Series A Preferred Stock are outstanding:

Period	Conversion Price
From the Original Issuance Date to but not including the seventh (7th) anniversary of the Original Issuance Date	$35.00, subject to adjustment as provided in Section 8(a)(iii)(B)

From and after the seventh (7th) anniversary of the Original Issuance Date to but not including the eighth (8th) anniversary of the Original Issuance Date	85% of the Conversion Price in effect immediately prior to the seventh (7th) anniversary of the Original Issuance Date

From and after the eighth (8th) anniversary of the Original Issuance Date to but not including the tenth (10th) anniversary of the Original Issuance Date	85% of the Conversion Price in effect immediately prior to the eighth (8th) anniversary of the Original Issuance Date

From and after tenth (10th) anniversary of the Original Issuance Date	85% of the Conversion Price in effect immediately prior to the tenth (10th) anniversary of the Original Issuance Date

“Conversion Rate” has the meaning set forth in Section 6(a).

“Delayed Redemption Election” has the meaning set forth in Section 8(a)(iii).

“DGCL” has the meaning set forth in the recitals above.

“Distributed Property” has the meaning set forth in Section 9(c).

“Dividend Catch-Up Payment” has the meaning assigned to such term in Section 4(g).

“Dividend Payment Date” means March 31, June 30, September 30 and December 31 of each year; provided that if any such Dividend Payment Date is not a Business Day, then the applicable Dividend shall be payable on the next Business Day immediately following such Dividend Payment Date, without any interest.

“Dividend Payment Period” means in respect of any share of Series A Preferred Stock, the period from and including the Issuance Date of such share to, but excluding, the first Dividend Payment Date and, subsequently, in each case the period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date.

“Dividend Rate” means for any Dividend Payment Period during which shares of Series A Preferred Stock are outstanding:

Dividend Payment Period	Dividend Rate
From the Original Issuance Date to but not including the seventh (7th) anniversary of the Original Issuance Date	9.0%
From and after the seventh (7th) anniversary of the Original Issuance Date to but not including the eighth (8th) anniversary of the Original Issuance Date	12.0%

Dividend Payment Period	Dividend Rate
From and after the eighth (8th) anniversary of the Original Issuance Date to but not including the ninth (9th) anniversary of the Original Issuance Date	13.0%
From and after the ninth (9th) anniversary of the Original Issuance Date to but not including the tenth (10th) anniversary of the Original Issuance Date	14.0%
From and after the tenth (10th) anniversary of Original Issuance Date to but not including the eleventh (11th) anniversary of Original Issuance Date	15.0%
From and after the eleventh (11th) anniversary of Original Issuance Date	16.0%

“Dividend Record Date” has the meaning set forth in Section 4(e).

“Dividends” has the meaning set forth in Section 4(a).

“Event of Default” means (i) indebtedness for borrowed money of the Company or its Subsidiaries with an aggregate principal amount of at least $40.0 million incurred, borrowed or guaranteed under the Existing Notes, or any warehouse line of credit or facility of the Company or any of its Subsidiaries, has either (x) become due prior to its stated maturity as a result of an event of default thereunder or (y) has not been paid on its stated maturity date; (ii) a failure, in any material respect, by the Company to perform or observe any covenant or agreement set forth in this Certificate of Designations, the Investment Agreement or the Registration Rights Agreement, in each case, that has not been cured or waived within ten (10) Business Days of being notified of such breach; or (iii) the representations or warranties made by the Company as set forth in Section 2.1(a), Section 2.1(c)(ii), Section 2.3, Section 2.4, Section 2.5, Section 2.8 and Section 2.11 of the Investment Agreement were false or inaccurate on the date as of which they were made and the Company does not cure such false or inaccurate representations or warranties within five (5) Business Days, but only if, in the case of this clause (iii), the facts, events and circumstances that cause such representations and warranties to be false or inaccurate have had, or would reasonably be expected to have, individually or in the aggregate, and without giving effect to any qualification or limitation as to “materiality,” “material adverse effect” or similar qualifier set forth therein, a material adverse effect on the assets, liabilities, business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations under or consummate the transactions contemplated by this Certificate of Designations or the Investment Agreement (or on a timely basis).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Notes” means the 7.875% Senior Secured Notes due 2026 issued by Finance of America Funding LLC, the 10.000% Exchangeable Senior Secured Notes due 2029 issued by Finance of America Funding LLC, and the Unsecured Convertible Promissory Notes dated August 4, 2025, including any amendment, restatement or modification thereof, and any refinancing, extension or replacement of any of the foregoing.

“Expiration Date” has the meaning set forth in Section 9(e).

“FOAEC” means Finance of America Equity Capital LLC or any successor thereto.

“FOAEC LLCA” has the meaning set forth in Section 4(f)(i).

“Holder” means a Person in whose name the shares of the Series A Preferred Stock are registered, which Person shall be treated by the Company, Transfer Agent, Registrar, paying agent and Conversion Agent as the absolute owner of the shares of Series A Preferred Stock for the purpose of making payment and settling conversions and for all other purposes; provided that, to the fullest extent permitted by law, no Person that has received shares of Series A Preferred Stock in violation of the Investment Agreement shall be a Holder, and the Transfer Agent, Registrar, paying agent and Conversion Agent, as applicable, shall not, unless directed otherwise by the Company, recognize any such Person as a Holder and the Person in whose name the shares of the Series A Preferred Stock were registered immediately prior to such transfer shall remain the Holder of such shares.

“Holding Company” means any Person so long as the Company is a direct or indirect Subsidiary of such Person, and at the time the Company became a Subsidiary of such Person, no Person and no group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) (other than any Permitted Holder), shall have beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, of more than 50.0% of the total voting power of the Voting Stock of such Person.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that does not have a material relationship with the Company and which is consented to in writing by the Investor Parties (such consent not to be unreasonably withheld).

“Investment Agreement” means that certain Investment Agreement between the Company and the Investors listed on Schedule A thereto, dated as of December 11, 2025, as it may be amended, supplemented or otherwise modified from time to time.

“Investor” means each of the Investors listed on Schedule A to the Investment Agreement.

“Investor Board Rights Period” means, to the extent any shares of Series A Preferred Stock remain outstanding as of the seventh (7th) anniversary of the Original Issuance Date, the period beginning on the seventh (7th) anniversary of the Original Issuance Date and ending on the date when no shares of Series A Preferred Stock remain outstanding.

“Investor Designee” means an individual designated in writing by an Investor Party and reasonably acceptable to the Board (and the Nominating and Corporate Governance Committee of the Board) to be elected or nominated by the Company for election as a director on the Board or to be appointed to serve as a non-voting observer on the Board, as applicable.

“Investor Party” means each Investor and each transferee of each Investor to whom shares of Series A Preferred Stock or Common Stock are transferred in accordance with the Investment Agreement.

“Issuance Date” means, with respect to any share of Series A Preferred Stock, the date of issuance of such share.

“Junior Stock” has the meaning set forth in Section 2(c).

“Last Reported Sale Price” per share of Common Stock on any date means: (1) the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the Relevant Exchange; (2) if the Common Stock is not listed for trading on a Relevant Exchange on such date, the last quoted bid price for the common stock in the over-the-counter market on such date as reported by OTC Markets Group Inc. or a similar organization; and (3) if the Common Stock is not so quoted, the average of the mid-point of the last bid and ask prices for the common stock on such date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

“Libman Parties” means, individually or collectively, Brian Libman and any of his family members, any trust, investment fund, co-investment vehicles and/or other similar vehicles or accounts, in each case managed or advised by Brian Libman or one or more or his family members or one or more of his Affiliates, or any successors of any of the foregoing.

“Liquidation Event” has the meaning set forth in Section 5.

“Liquidation Preference” means, for each share of Series A Preferred Stock, an amount in cash equal to (i) $1,000 plus (ii) any Unpaid Dividends plus (iii) the As-Converted Value plus (iv) for clarity only if greater than $0, the Make-Whole Amount.

“Make-Whole Amount” means for each share of Series A Preferred Stock, an amount in cash, which shall in no event be less than $0, equal to (x) $500 per such share of Series A Preferred Stock less (y) the sum of (i) the aggregate amount of Dividends previously paid in cash on such share of Series A Preferred Stock since the Original Issuance Date, (ii) any Unpaid Dividends and (iii) the As-Converted Value.

“Mandatory Redemption” has the meaning set forth in Section 8(b).

“Mandatory Redemption Event” has the meaning set forth in Section 8(b).

“Mandatory Redemption Price” has the meaning set forth in Section 8(b).

“Market Capitalization” means, as of any date of determination, an amount equal to the product of (i) the VWAP per share of the Company’s Class A Common Stock measured over the most recently ended twenty (20) consecutive Trading Days multiplied by (ii) the total shares of Class A Common Stock outstanding (on an as-exchanged basis assuming the Common Units of FOAEC (other than those held by the Company or its Subsidiaries) were converted into shares of Class A Common Stock on a one-for-one basis).

“Market Disruption Event” means any of the following events:

(a) any suspension of, or limitation imposed on, trading of the Common Stock by any exchange or quotation system on which the Closing Price is determined pursuant to the definition of the term “Closing Price” (the “Relevant Exchange”) during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Common Stock, any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) and whether by reason of movements in price exceeding limits permitted by the Relevant Exchange as to securities generally, or otherwise relating to the Common Stock or options contracts or futures contracts relating to the Common Stock on the Relevant Exchange; or

(b) any event that disrupts or impairs (as determined by the Company in its reasonable discretion) the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Common Stock, any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) in general to effect transactions in, or obtain market values for, the Common Stock on the Relevant Exchange or to effect transactions in, or obtain market values for, options contracts or futures contracts relating to the Common Stock on the Relevant Exchange.

“Maximum Conversion Price” means $39.99, subject to adjustment as provided in Section 9.

“Maximum Dividend Rate” means 16.0%.

“Minimum Conversion Price” means (x) in the case of any Event of Default that occurs prior to the 7th anniversary of the Original Issuance Date, a price equal to the product of (a) 61.4125% multiplied by (b) the applicable Conversion Price at the time of the Event of Default, and (y) in the case of any Event of Default that occurs on or after the 7th anniversary of the Original Issuance Date, a price equal to the product of (a) 61.4125% multiplied by (b) the applicable Conversion Price in effect immediately prior to the 7th anniversary of the Original Issuance Date.

“Notice of Company Redemption” has the meaning set forth in Section 8(a)(ii).

“Notice of Mandatory Redemption” has the meaning set forth in Section 8(b)(i).

“NYSE” means the New York Stock Exchange.

“Officer’s Certificate” means a certificate signed by the Chief Executive Officer, the Chief Financial Officer, the Secretary, or any President or Vice President of the Company.

“Omnibus Plan” has the meaning set forth in Section 4(f)(ii).

“OpCo Mirror Preferred Units” means units of preferred interests in FOAEC with economic terms that materially mirror those of the Series A Preferred Stock.

“Open of Business” refer to 9:00 a.m., New York City time.

“Optional Redemption Start Date” has the meaning set forth in Section 8(a)(i).

“Original Issuance Date” means the “Closing Date” as defined in the Investment Agreement.

“Parity Securities” means, in the case of the Company, Parity Stock and any other securities (including debt or equity instruments convertible or exchangeable for securities) ranking pari passu in right of payment to the Series A Preferred Stock upon liquidation, or, subject to exceptions provided in Section 4(f) with respect to dividend and distribution rights, and in the case of FOAEC, securities (including debt or equity instruments convertible or exchangeable for securities) ranking pari passu in right of payment to the OpCo Mirror Preferred Units upon liquidation, or, subject to analogous exceptions to those provided in Section 4(f) described above, with respect to dividend and distribution rights.

“Parity Stock” has the meaning set forth in Section 2(a).

“Permitted Holders” means any of (i) each of the Libman Parties and any of their Affiliates, (ii) any Person who is acting solely as an underwriter in connection with a public or private offering of Capital Stock of the Company, (iii) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing, any Holding Company or any Permitted Plan are members and any member of such group; provided, that in the case of such group and without giving effect to the existence of such group or any other group, Persons referred to in subclauses (i) through (iii), collectively, have beneficial ownership of more than 50.0% of the total voting power of the Voting Stock of the Company held by such group, (iv) any Holding Company and (v) any Permitted Plan.

“Permitted Junior Payments” has the meaning set forth in Section 4(f)(viii).

“Permitted Plan” means any employee benefits plan of the Company or any of its Affiliates and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan.

“Person” means any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or any other entity.

“Preferred Stock” has the meaning set forth in the recitals above.

“Purchase Price” for each share of Series A Preferred Stock means $1,000 per share.

“Quarterly Dividend Amount” means, with respect to any share of Series A Preferred Stock, as of any date, the product of (i) $1,000 multiplied by (ii) one-fourth (1/4th) of the applicable Dividend Rate.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which holders of Common Stock have the right to receive any cash, securities or other property or in which Common Stock is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board or by statute, contract or otherwise).

“Redemption Date” means, with respect to each share of Series A Preferred Stock, the date on which the Company makes the payment in full of the Redemption Price or the Mandatory Redemption Price for each such share either to the Holder of such share or to the Transfer Agent, irrevocably, for the benefit of such Holder.

“Redemption Price” has the meaning set forth in Section 8(a)(i).

“Reference Property” has the meaning set forth in Section 11(a).

“Registrar” means the Transfer Agent acting in its capacity as registrar for the Series A Preferred Stock, and its successors and assigns.

“Registration Rights Agreement” means that certain Registration Rights Agreement between the Company and the Holders party thereto, dated as of December [•], 2025, as it may be amended, supplemented or otherwise modified from time to time.

“Relevant Exchange” has the meaning set forth in the definition of the term “Market Disruption Event.”

“Restricted Junior Stock Payment” means any dividend, redemption, purchase or other payment or distribution in respect of Junior Stock in an amount greater than $25.0 million that is funded with the net proceeds from (or equal to) the substantially concurrent issuance of Senior Securities or Parity Securities.

“Senior Securities” means, in the case of the Company, Senior Stock and any other securities (including debt or equity instruments convertible or exchangeable for securities) ranking senior in right of payment to the Series A Preferred Stock upon liquidation, or, subject to exceptions provided in Section 4(f) with respect to dividend and distribution rights, and in the case of FOAEC, securities (including debt or equity instruments convertible or exchangeable for securities) ranking senior in right of payment to the OpCo Mirror Preferred Units upon liquidation, or, subject to analogous exceptions to those provided in Section 4(f) described above, with respect to dividend and distribution rights.

“Senior Stock” has the meaning set forth in Section 2(b).

“Separation Event” has the meaning set forth in Section 12.

“Series A Preferred Stock” has the meaning set forth in Section 1.

“Specified Corporate Event” has the meaning set forth in Section 11(a).

“Spin-Off” has the meaning set forth in Section 9(c).

“Subsidiary”, when used with respect to any Person, means any corporation, limited liability company, partnership, association, trust or other entity of which (i) securities or other ownership interests representing more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) or (ii) sufficient voting rights to elect at least a majority of the board of directors or other governing body are, as of such date, owned by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Trading Day” means a Business Day on which the Relevant Exchange is scheduled to be open for business and on which there has not occurred a Market Disruption Event.

“Transfer Agent” means the Person acting as Transfer Agent, Registrar and paying agent and Conversion Agent for the Series A Preferred Stock, and its successors and assigns. The Transfer Agent initially shall be Continental Stock Transfer and Trust Company.

“Trigger Event” has the meaning set forth in Section 9(c).

“Unit of Reference Property” has the meaning set forth in Section 11(a).

“Unpaid Dividends” means, as of any date, with respect to any share of Series A Preferred Stock, collectively, without duplication, (i) all Accrued Dividends on such share as of such date, (ii) all other Dividends that have accrued on such share pursuant to Section 4(a), whether or not declared, but that have not, as of such date, been paid in cash and (iii) all other dividends, if any, that have been approved by the Board of the Company and declared on such share, but that have not, as of such date, been paid. For clarity, “Unpaid Dividends” does not include the amount of any Dividend Catch-Up Payments which may be payable upon the conversion of a share of Series A Preferred Stock pursuant to Section 6.

“Valuation Period” has the meaning set forth in Section 9(c).

“Voting Cap” has the meaning set forth in Section 13(a).

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of such Person.

“VWAP” per share of Common Stock on any Trading Day means the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Company and consented to in writing by the Investor Parties) (or its equivalent successor if such page is not available) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by an Independent Financial Advisor retained for such purpose by the Company).

SECTION 4. Dividends. Holders shall be entitled to receive cumulative dividends of the type and in the amount determined as set forth in this Section 4 (such dividends, “Dividends”).

(a) Accrual of Dividends. Dividends on each share of Series A Preferred Stock (i) shall accrue on a daily basis from and including the Issuance Date of such share, whether or not declared and whether or not the Company has assets legally available to make payment thereof, at a rate equal to the applicable Dividend Rate and (ii) shall be payable in cash quarterly in arrears, if, as and when authorized by the Board, or any duly authorized committee thereof, and declared by the Company, on each Dividend Payment Date, commencing on the first Dividend Payment Date following the Issuance Date of such share. Dividends shall accumulate from the most recent date through which Dividends shall have been paid, or, if no Dividends have been paid, from the Issuance Date. The amount of Dividends accruing with respect to any share of Series A Preferred Stock for any day, for all purposes under this Certificate of Designations, shall be determined by dividing (x) the Quarterly Dividend Amount as of such day by (y) the actual number of days in the Dividend Payment Period in which such day falls. The amount of Dividends accrued with respect to any share of Series A Preferred Stock for any Dividend Payment Period shall equal the sum of the daily Dividend amounts accrued in accordance with the prior sentence of this Section 4(b) with respect to such share during such Dividend Payment Period. For the avoidance of doubt, for any share of Series A Preferred Stock with an Issuance Date that is not a Dividend Payment Date, the amount of Dividends payable with respect to the initial Dividend Payment Period for such share shall equal the product of (A) the daily accrual determined as specified in the prior sentence, assuming a full Dividend Payment Period in accordance with the definition of such term, and (B) the number of days from and including such Issuance Date to but excluding the next Dividend Payment Date.

(b) Payment of Dividend. With respect to any Dividend Payment Date, the Company will pay, to the extent permitted by applicable law, in the Board’s sole discretion, Dividends on each share of Series A Preferred Stock in cash, if, as when and to the extent declared by the Board, or any duly authorized committee thereof; provided that Dividend payments shall be aggregated per Holder and shall be made to the nearest cent (with $.005 being rounded upward).

(c) Arrearages. With respect to any Dividend Payment Date for which the Company does not for any reason (including because payment of any such Dividends are prohibited by law) pay in cash all Dividends that accrued during the relevant Dividend Payment Period, any such accrued and unpaid Dividends on a share of the Series A Preferred Stock (“Accrued Dividends”) shall continue to accrue and cumulate at a rate per annum that in no event shall exceed the Maximum Dividend Rate, but subject to such limit, shall be equal to (i) the applicable Dividend Rate plus (ii) 2.0%, until such failure is cured, payable quarterly in arrears on each Dividend Payment Date, for the period from and including the first Dividend Payment Date (or the Issuance Date, as applicable) upon which the Company fails to pay a full Dividend on the Series A Preferred Stock through but not including the latest of the day upon which the

Company pays in accordance with this Section 4 all such Accrued Dividends and any other Dividends on the Series A Preferred Stock that are then in arrears. For the avoidance of doubt and notwithstanding anything otherwise to the contrary, in no event shall the Dividend Rate applicable to Accrued Dividends that are then in arrears exceed the Maximum Dividend Rate.

(d) Record Date. Each Dividend shall be paid pro rata to the Holders entitled thereto. The record date for payment of Dividends that are declared and paid on any relevant Dividend Payment Date will be the Close of Business on the fifteenth (15th) day of the calendar month which contains the relevant Dividend Payment Date (each, a “Dividend Record Date”), and the record date for payment of any Accrued Dividends that were not declared and paid on any relevant Dividend Payment Date will be the Close of Business on the date that is established by the Board, or a duly authorized committee thereof, as such, which will not be more than forty-five (45) days prior to the date on which such Dividends are paid (each, an “Accrued Dividend Record Date”), in each case whether or not such day is a Business Day.

(e) Priority of Dividends. So long as any shares of Series A Preferred Stock remain outstanding, unless full Dividends on all outstanding shares of Series A Preferred Stock have been declared and paid in cash, including any Accrued Dividends or any other accrued and unpaid Dividends on the Series A Preferred Stock, or have been or contemporaneously are declared and a sum sufficient for the payment of those Dividends has been or is set aside for the benefit of the Holders, the Company may not declare any cash dividend on, or make any cash distributions relating to, Junior Stock or Parity Stock, or redeem, purchase, acquire (either directly or through any Subsidiary) or make a liquidation payment relating to, any Junior Stock or Parity Stock, other than:

(i) distributions of tax distribution amounts received from FOAEC pursuant to the Amended and Restated Limited Liability Company Agreement, dated as of April 1, 2021, of FOAEC, and as amended to the date of the Original Issuance Date (the “FOAEC LLCA”);

(ii) the net share settlement of equity-based awards granted under the Finance of America Companies Inc. 2021 Omnibus Incentive Plan (the “Omnibus Plan”) (or any successor or similar plan) in order to satisfy associated tax obligations;

(iii) distributions of Junior Stock or rights to purchase Junior Stock or with the net proceeds of a substantially contemporaneous sale of other shares of Junior Stock (provided that in the case of this clause (iii) the Conversion Price is equitably adjusted to account for such distributions as provided in Section 9);

(iv) an exchange or conversion of any class or series of Parity Stock or Junior Stock for any other class or series of Parity Stock (in the case of Parity Stock) or Junior Stock (in the case of Parity Stock or Junior Stock), in each case, pursuant to the express exchange or conversion provisions set forth in such Parity Stock or Junior Stock, which exchange or conversion does not result in the payment or distribution of any cash in connection therewith (other than any payment in lieu of fractional shares); or

(v) purchases of fractional interests in shares of Parity Stock or Junior Stock pursuant to the conversion or exchange provisions of such Parity Stock or Junior Stock or the security being converted or exchanged (such transactions contemplated by clauses (i) through (v) collectively, the “Permitted Junior Payments”).

Notwithstanding the foregoing, for so long as any shares of Series A Preferred Stock remain outstanding, if dividends are not declared and paid in full upon such shares of Series A Preferred Stock and any Parity Stock, all dividends declared upon such shares of Series A Preferred Stock and any Parity Stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that all accrued and unpaid dividends as of the end of the most recent Dividend Payment Period per share of Series A Preferred Stock and accrued and unpaid dividends as of the end of the most recent dividend period per share of any Parity Stock bear to each other.

(f) Conversion or Redemption Following a Record Date. If the Conversion Date or Redemption Date for any shares of Series A Preferred Stock is prior to the Close of Business on a Dividend Record Date or an Accrued Dividend Record Date, the Holder of such shares will not be entitled to any dividend in respect of such Dividend Record Date or Accrued Dividend Record Date, as applicable, other than through the payment of such Accrued Dividends as provided under Section 6(a) and the inclusion of Accrued Dividends in the calculation under Section 8, as the case may be as applicable. If the Conversion Date or Redemption Date for any shares of Series A Preferred Stock is after the Close of Business on a Dividend Record Date or an Accrued Dividend Record Date but prior to the corresponding payment date for such dividend, the Holder of such shares as of such Dividend Record Date or Accrued Dividend Record Date, as applicable, shall be entitled to receive such dividend, notwithstanding the conversion or redemption of such shares prior to the applicable Dividend Payment Date; provided that the amount of such Dividend shall not be included for the purpose of determining the amount of Accrued Dividends payable under Section 6(a) or included in the calculation under Section 8, as the case may be as applicable, with respect to such Conversion Date or Redemption Date, respectively.

(g) Common Dividends. Subject to the provisions of this Section 4 and Section 9, dividends or distributions may be authorized by the Board, or any duly authorized committee thereof, and declared and paid by the Company, or any duly authorized committee thereof, on any Senior Stock, Junior Stock and Parity Stock or any other Common Stock from time to time, and the Series A Preferred Stock will not be entitled to participate in any such dividend or distribution; provided that at the time of such authorization, other than with respect to Permitted Junior Payments or any such dividend or distribution in respect of Senior Stock that is expressly senior in right of payment to the Series A Preferred Stock, the Board or such committee authorizes an equivalent payment on the Series A Preferred Stock payable upon conversion of the Series A Preferred Stock (a “Dividend Catch-Up Payment”), such that the kind and amount of consideration payable per share of Series A Preferred Stock in such Dividend Catch-Up Payment is the same kind and amount of consideration that would be payable in the applicable dividend or distribution (the “Common Dividend”) in respect of a number of shares of Common Stock that would be issuable upon conversion of a share of Series A Preferred Stock (pursuant to Section 6 without regard to any of the limitations on convertibility contained therein) immediately prior to the Record Date for such Common Dividend. Any Dividend

Catch-Up Payment pursuant to this Section 4(g) shall be payable only upon conversion of a share of Series A Preferred Stock in accordance with Section 6; provided that by written notice to the Company delivered within five (5) Business Days following the date that the applicable Common Dividend has been declared and noticed (by press release or other means of broad public dissemination), Holders representing a majority of the outstanding shares of Series A Preferred Stock may elect to waive such Dividend Catch-Up Payment, in which event the Conversion Price shall be subject to adjustment in connection with the payment of such Common Dividend as provided in Section 9. Notwithstanding anything otherwise to the contrary, without the consent of Holders representing a majority of the outstanding shares of Series A Preferred Stock, the Company may not declare or pay (i) any dividend or distribution on its Class A Common Stock or (ii) any extraordinary dividend or distribution that is not expressly provided for in the terms of any Senior Stock, Parity Stock or Junior Stock (other than Permitted Junior Payments), in each case to the extent that such dividend or distribution would cause the aggregate amount of dividends or distributions paid on its Class A Common Stock, Senior Stock, Parity Stock and Junior Stock, collectively, for the four consecutive fiscal quarters most recently ended prior to the date such dividend or distribution is declared to exceed the Common Dividend Cap.

SECTION 5. Liquidation Rights. For so long as any shares of Series A Preferred Stock remain outstanding, in the event of (i) any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, (ii) any Change of Control, or (iii) any Event of Default (each, a “Liquidation Event”), unless and until the Liquidation Preference for each share of Series A Preferred Stock has been paid in full to holders of shares of Series A Preferred Stock out of assets legally available therefor, the Company may not make or set aside for the holders of any Junior Stock any distribution or payment out of the assets of the Company. To the extent the Liquidation Preference for each share of Series A Preferred Stock is paid in full, Holders of shares of Series A Preferred Stock shall not be entitled to any further payments in the event of any Liquidation Event and will have no right or claim to any of the Company’s remaining assets.

SECTION 6. Right of the Holders to Convert.

(a) Each Holder shall have the right at any time, at such Holder’s option, subject to the conversion procedures set forth in Section 7, to convert each share of such Holder’s Series A Preferred Stock at such time (including following the delivery of any Notice of Company Redemption) into (i) the number of shares of Class A Common Stock equal to the quotient of (x) $1,000 divided by (y) the Conversion Price as of the applicable Conversion Date (such quotient, subject to adjustment herein, the “Conversion Rate”) plus (ii) a payment in cash equal to any Accrued Dividends as of the applicable Conversion Date; plus (iii) any Dividend Catch-Up Payments payable in accordance with Section 4(g); provided that no such conversion by any Holder shall be permitted until the expiration or early termination of the applicable waiting period, if any, under the HSR Act (if required in the reasonable determination of the applicable Holder) with respect to any conversion of the Series A Preferred Stock by such Holder. The right of conversion may be exercised as to all or any portion of such Holder’s Series A Preferred Stock from time to time in accordance with this Section 6; provided that, in each case, no right of conversion may be exercised by a Holder in respect of fewer than 1,000 shares of Series A Preferred Stock (unless such conversion relates to all shares of Series A Preferred Stock held by such Holder).

(b) The Company shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in the carrying out of all the provisions of this Certificate of Designations. The Company shall at all times reserve and keep available out of its authorized and unissued Class A Common Stock, solely for issuance upon the conversion of the Series A Preferred Stock, such number of shares of Class A Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series A Preferred Stock then outstanding. Any shares of Class A Common Stock issued upon conversion of Series A Preferred Stock shall be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

(c) Notwithstanding anything set forth otherwise to the contrary herein or in the Investment Agreement, a Holder’s Series A Preferred Stock shall not be convertible at the option of such Holder, at the option of the Company or otherwise, to the extent that, after giving effect to such conversion, such Holder, together with such Holder’s Affiliates, and any other persons acting as a group (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) together with such Holder or any of such Holder’s Affiliates, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.49% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion (the “Beneficial Ownership Limitation”). The Beneficial Ownership Limitation may be increased or decreased by a Holder or the provisions of this Section may be waived by a Holder (but, in each case, only as to itself and not to any other Holder) upon not less than sixty-one (61) days prior notice to the Company. Other Holders shall be unaffected by any such waiver. For the avoidance of doubt, the conversion of any portion of the Preferred Stock which would not violate the terms of this section shall be permitted. Notwithstanding the foregoing, the Beneficial Ownership Limitation will not apply to any transferee that is not an Affiliate of the Sponsor (as defined in the Investment Agreement) or an Investor listed on Schedule A of the Investment Agreement as of the date hereof unless otherwise agreed to by such transferee.

SECTION 7. Conversion Procedures and Effect of Conversion. Conversion Procedure. A Holder must do each of the following in order to convert shares of Series A Preferred Stock pursuant to this Section 7(a):

(i) in the case of a conversion pursuant to Section 6(a), complete and manually sign the conversion notice provided by the Conversion Agent (the “Conversion Notice”), and deliver such notice to the Conversion Agent; provided that a Conversion Notice may be conditional (which condition may be a condition subsequent) on the completion of a Change of Control or other corporate transaction or other event or period of time;

(ii) deliver to the Conversion Agent the certificate or certificates (if any) representing the shares of Series A Preferred Stock to be converted;

(iii) if required, furnish appropriate endorsements and transfer documents; and

(iv) if required, pay any stock transfer, documentary, stamp or similar taxes not payable by the Company pursuant to Section 22.

The “Conversion Date” means the date on which such Holder complies with the procedures in this Section 7(a) (including the satisfaction of any conditions to conversion set forth in the Conversion Notice).

(b) Effect of Conversion. Effective immediately prior to the Close of Business on the Conversion Date applicable to any shares of Series A Preferred Stock, Dividends shall no longer accrue or be declared on any such shares of Series A Preferred Stock, and such shares of Series A Preferred Stock shall cease to be outstanding.

(c) Record Holder of Underlying Securities as of Conversion Date. The Person or Persons entitled to receive the Class A Common Stock and, to the extent applicable, cash, securities or other property issuable upon conversion of Series A Preferred Stock on a Conversion Date shall be treated for all purposes as the record holder(s) of such shares of Class A Common Stock and/or cash, securities or other property as of the Close of Business on such Conversion Date. As promptly as practicable on or after the Conversion Date and, if applicable, compliance by the applicable Holder with the relevant procedures contained in Section 7(a) (and in any event no later than three (3) Trading Days thereafter; provided, however, that if a written notice from the Holder in accordance with Section 7(a)(i) specifies a date of delivery for any shares of Common Stock, such shares shall be delivered on the date so specified, which shall be no earlier than the second (2nd) Business Day immediately following the date of such notice), the Company shall issue the number of whole shares of Class A Common Stock issuable upon conversion (and deliver payment of cash in lieu of fractional shares) and, to the extent applicable, any cash, securities or other property issuable thereon. Such delivery of shares of Class A Common Stock, securities or other property shall be made by book-entry or, at the request of the Holder, by delivering a notice to the Conversion Agent, through the facilities of The Depository Trust Company (to the extent such shares, securities and/or other property is eligible for clearance through the facilities of The Depository Trust Company) or in certificated form. Any such certificate or certificates shall be delivered by the Company to the appropriate Holder on a book-entry basis, through the facilities of The Depository Trust Company, or by mailing certificates evidencing the shares to the Holders, in each case at their respective addresses as set forth in the Conversion Notice. In the event that a Holder shall not by written notice designate the name in which shares of Class A Common Stock (and payments of cash in lieu of fractional shares) and, to the extent applicable, cash, securities or other property to be delivered upon conversion of shares of Series A Preferred Stock should be registered or paid, or the manner in which such shares, cash, securities or other property should be delivered, the Company shall be entitled to register and deliver such shares, securities or other property, and make such payment, in the name of the Holder and in the manner shown on the records of the Company.

(d) Status of Converted or Reacquired Shares. Shares of Series A Preferred Stock converted in accordance with this Certificate of Designations, or otherwise acquired by the Company in any manner whatsoever, shall be retired promptly after the conversion or acquisition thereof, and may not be reissued as shares of Series A Preferred Stock. All such shares shall, upon their retirement and any filing required by the DGCL, become authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board pursuant to the provisions of the Certificate of Incorporation.

(e) Partial Conversion. In case any certificate for shares of Series A Preferred Stock shall be surrendered for partial conversion, the Company shall, at its expense, execute and deliver to or upon the written order of the Holder of the certificate so surrendered a new certificate for the shares of Series A Preferred Stock not converted.

SECTION 8. Redemption.

(a) Redemption at the Option of the Company.

(i) Subject to Section 8(a)(iii) below, at any time on or following the fourth (4th) anniversary of the Original Issuance Date (the “Optional Redemption Start Date”), the Company shall have the right to redeem, in whole but not in part, the shares of Series A Preferred Stock of any and all Holders outstanding at such time at a redemption price per share equal to the sum of (A) $1,000 plus (B) any Unpaid Dividends as of the applicable Redemption Date (the “Redemption Price”).

(ii) To exercise its optional redemption right pursuant to this Section 8(a), the Company shall deliver written notice thereof (a “Notice of Company Redemption”) to all Holders at any time on or following the date that is ninety (90) days prior to the Optional Redemption Start Date specifying a redemption date (the “Redemption Date”) that is ninety (90) calendar days after the date of such notice (or if such date is not a Business Day, the next succeeding Business Day). The Notice of Company Redemption shall indicate the Redemption Price and contain instructions whereby Holders will surrender to the Transfer Agent all shares of Series A Preferred Stock.

(iii) Within thirty (30) days of receipt of a Notice of Company Redemption, Holders representing a majority of the outstanding shares of Series A Preferred Stock may, in their sole discretion, elect to delay the Optional Redemption Start Date (each such election, a “Delayed Redemption Election”) with respect to such Holders’ shares of Series A Preferred Stock by providing written notice to the Company.

(A) In the event of a valid Delayed Redemption Election, the Notice of Company Redemption and the original Redemption Date shall be rescinded and the new Optional Redemption Start Date shall be one (1) year after the Redemption Date specified in the original Notice of Company Redemption. From and after the new Optional Redemption Start Date, the Company may again exercise its optional redemption right by delivering a new Notice of Company Redemption in accordance with the provisions of paragraph (ii) above, subject to the ability of Holders to elect an additional Delayed Redemption Election.

Notwithstanding anything otherwise to the contrary, (x) Holders shall not be entitled to make more than three (3) Delayed Redemption Elections and (y) the Optional Redemption Start Date may not be delayed beyond the seventh (7th) anniversary of the Original Issuance Date.

(B) Subject to paragraph (C) below, from and after the date of a valid Delayed Redemption Election, the applicable Conversion Price shall increase by the additional amount set forth below based on the adjusted Optional Redemption Start Date as follows:

Optional Redemption Start Date	Increase to Conversion Price
Any time from and after fifth (5th) anniversary of the Original Issuance Date but prior to sixth (6th) anniversary thereof	$1.00
Any time from and after sixth (6th) anniversary of the Original Issuance Date but prior to seventh (7th) anniversary thereof	$2.00
The seventh (7th) anniversary of Original Issuance Date	$3.00

(C) For the avoidance of doubt and notwithstanding anything otherwise to the contrary, in no event shall the Conversion Price exceed the Maximum Conversion Price.

(iv) On the applicable Redemption Date, the Company shall deliver or cause to be delivered to each Holder that has complied with the instructions set forth in the applicable Notice of Company Redemption, cash by wire transfer in an amount equal to the Redemption Price of the shares of Series A Preferred Stock in respect of which such Holder has complied with such instructions in accordance herewith.

(b) Mandatory Redemption. Notwithstanding anything to the contrary in this Section 8, in the event of (i) the completion of a Change of Control transaction that has been approved by the Board of the Company or (ii) a Restricted Junior Stock Payment (each, a “Mandatory Redemption Event”), the Company shall redeem (a “Mandatory Redemption”) all of the then outstanding shares of Series A Preferred Stock (provided that (x) in the case of such Change of Control transaction, to the extent such shares are not converted in connection with such Change of Control transaction and (y) in the case of a Restricted Junior Stock Payment, the Holder of such shares has not elected that such shares not be redeemed as contemplated below) at a redemption price per share (the “Mandatory Redemption Price”) equal to the Liquidation Preference. Holders of shares of Series A Preferred Stock that are redeemed by the Company shall not be entitled to any further payments in the event of any Mandatory Redemption Event other than what is expressly provided for in this Section 8(b) and will have no right or claim with respect to such redeemed shares to any other assets of the Company.

(i) Within thirty (30) days following the occurrence of a Mandatory Redemption Event, the Company shall deliver a written notice thereof (a “Notice of Mandatory Redemption”) to the Holders and the Transfer Agent. The Notice of Mandatory Redemption shall specify a Redemption Date not less than ten (10) nor more than sixty (60) days after the date of the Notice of Mandatory Redemption, and may be issued in advance of and conditioned upon the occurrence of the applicable Mandatory Redemption Event. The Notice of Mandatory Redemption shall indicate the Mandatory Redemption Price and contain instructions whereby Holders will surrender to the Transfer Agent all shares of Series A Preferred Stock.

(ii) Within five (5) Business Days following the receipt of a Notice of Mandatory Redemption relating to a Restricted Junior Stock Payment, any Holder may by written notice to the Company elect that its shares of Series A Preferred Stock not be redeemed, in which case such shares shall not be redeemed on the applicable Redemption Date and shall remain outstanding.

(iii) On the applicable Redemption Date, the Company shall deliver or cause to be delivered to each Holder that has complied with the instructions set forth in the applicable Notice of Mandatory Redemption, cash by wire transfer in an amount equal to the Mandatory Redemption Price of the shares of Series A Preferred Stock in respect of which such Holder has complied with such instructions in accordance herewith. For the avoidance of doubt, a Holder shall have no right to delay the date on which a Mandatory Redemption may be exercised.

(c) Effect of Redemption. With respect to any share of Series A Preferred Stock specified to be redeemed by the Company pursuant to Section 8(a) or Section 8(b) and which has been redeemed in accordance with the provisions of this Section 8, or for which the Company has irrevocably deposited an amount equal to the Redemption Price or the Mandatory Redemption Price, as the case may be, in respect of such share with the Transfer Agent, then (i) Dividends shall cease to accrue on such share, (ii) such share shall no longer be deemed outstanding and (iii) all rights hereunder with respect to such share shall cease and terminate, in each case, on the applicable Redemption Date.

SECTION 9. Adjustments. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make an adjustment to the Conversion Rate (i) with respect to any dividend or distribution that results in a Divided Catch-Up Payment (as provided in Section 4(g)), if Holders of the Series A Preferred Stock are entitled to (and have not waived) such Dividend Catch-Up Payment payable upon conversion in accordance with Section 6 or (ii) if Holders of the Series A Preferred Stock participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Series A Preferred Stock, in any of the transactions described in this Section 9, without having to convert their shares of Series A Preferred Stock, as if they held a number of shares of Common Stock equal to the Conversion Rate calculated in accordance with Section 6(a) multiplied by the number of shares of Series A Preferred Stock.

(a) If the Company exclusively issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x [OS1 / OS0]

where,

CR0 = the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or share combination, as applicable;

CR1 = the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or effective date, as applicable;

OS0 = the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date or effective date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and

OS1 = the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 9(a) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 9(a) is declared and results in an adjustment under this Section 9(a) but is not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of the Company determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants (other than any issuance pursuant to a shareholder’s rights agreement or rights plan) entitling them, for a period of not more than sixty (60) calendar days after the announcement date of such issuance, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x [(OS + X) / (OS + Y)]

where,

CR0 = the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such issuance;

CR1 = the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS = the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date;

X = the total number of shares of Common Stock deliverable pursuant to such rights, options or warrants; and

Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 9(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Ex-Dividend Date for such issuance. To the extent that shares of Common Stock are not delivered after the exercise of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased, effective as of the date the Board of the Company determines not to issue such rights, options or warrants, to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 9(b), in determining whether any rights, options or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than such average of the Last Reported Sale Prices per share of the Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or exchange thereof, the value of such consideration, if other than cash, to be determined by the Board of the Company.

(c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding:

(i) dividends, distributions or issuances (including share splits) described in Section 9(a) or Section 9(b);

(ii) dividends or distributions paid exclusively in cash described in Section 9(d);

(iii) except in the case of a Separation Event, any dividend or distribution pursuant to a shareholder’s rights agreement or rights plan (as described in this Section 9(c));

(iv) any dividends and distributions in connection with a Specified Corporate Event described under Section 11; and

(v) Spin-Offs as to which the provisions set forth below in this Section 9(c) shall apply;

(any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x [SP / (SP – FMV)]

where,

CR0 = the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

CR1 = the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP = the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV = the fair market value (as determined by the Board of the Company) of the Distributed Property so distributed with respect to each outstanding share of Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 9(c) above shall become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased, effective as of the date the Board of the Company determines not to pay or make such distribution, to be the Conversion Rate that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP” (as defined above), in lieu of the foregoing increase, each Holder of a share of Series A Preferred Stock shall receive, in respect of each share of Series A Preferred Stock, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate as calculated in accordance with Section 6(a) as of the Ex-Dividend Date for the distribution.

If the Company issues rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then: (i) the Company will not adjust the Conversion Rate pursuant to this Section 9(c) until the earliest of these triggering events occurs and (ii) the Company will readjust the Conversion Rate to the extent any of these rights, options or warrants are not exercised before they expire; provided that the rights, options or warrants trade together with the Common Stock and will be issued in respect of future issuances of shares of Common Stock.

With respect to an adjustment pursuant to this Section 9(c) where there has been a payment of a dividend or other distribution on the Common Stock of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x [(FMV + SP) / SP]

where,

CR0 = the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

CR1 = the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

FMV = the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock (determined by reference to the definition of Last Reported Sale Price as if references therein to the Common Stock were to such Capital Stock or similar equity interest) over the first ten (10) consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

SP = the average of the Last Reported Sale Prices per share of Common Stock over the Valuation Period (as defined below).

Any adjustment to the Conversion Rate under the preceding paragraph shall be made immediately after the Close of Business on the last Trading Day of the Valuation Period, but will be given effect as of the Open of Business on the Ex-Dividend Date for the Spin-Off. Because the Company will make the adjustment to the Conversion Rate at the end of the Valuation Period with retroactive effect, the Company will delay the settlement of any conversion of Series A Preferred Stock where the Conversion Date occurs during the Valuation Period. In such event, the Company shall deliver the Class A Common Stock due upon conversion on the second Business Day immediately following the last Trading Day of the Valuation Period. If such Spin-Off does not occur, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared, effective as of the date on which the Board of the Company determines not to consummate such Spin-Off.

For purposes of this Section 9(c) (and subject in all respects to Section 12), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”):

(i) are deemed to be transferred with such shares of Common Stock;

(ii) are not exercisable; and

(iii) are also issued in respect of future issuances of the Common Stock,

shall be deemed not to have been distributed for purposes of this Section 9(c) (and no adjustment to the Conversion Rate under this Section 9(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 9(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Certificate of Designations, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 9(c) was made:

(A) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and

(B) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 9(a), Section 9(b) and this Section 9(c), any dividend or distribution to which this Section 9(c) is applicable that also includes one or both of:

(i) a dividend or distribution of shares of Common Stock to which Section 9(a) is applicable (the “Clause A Distribution”); or

(ii) a dividend or distribution of rights, options or warrants to which Section 9(b) is applicable (the “Clause B Distribution”),

then:

(A) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 9(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 9(c) with respect to such Clause C Distribution shall then be made; and

(B) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 9(a) and Section 9(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the Open of Business on such Ex-Dividend Date or effective date” within the meaning of Section 9(a) or “outstanding immediately prior to the Open of Business on such Ex-Dividend Date” within the meaning of Section 9(b).

(d) If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x [SP / (SP – C)]

where,

CR0 = the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1 = the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution;

SP = the Last Reported Sale Price per share of Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C = the amount in cash per share the Company distributes to all or substantially all holders of the Common Stock.

Any adjustment made pursuant to this Section 9(d) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of the Company determines not to make or pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP” (as defined above), in lieu of the foregoing increase, each Holder of Series A Preferred Stock shall receive, in respect of each share of Series A Preferred Stock, at the same time and upon the same terms as holders of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock calculated in accordance with Section 6(a) on the Ex-Dividend Date for such cash dividend or distribution.

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Common Stock (other than an odd-lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (such date, the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x [(AC + (SP x OS1)) / (SP x OS0)]

where,

CR0 = the Conversion Rate in effect immediately prior to the Open of Business on the Trading Day next succeeding the Expiration Date;

CR1 = the Conversion Rate in effect immediately after the Open of Business on the Trading Day next succeeding the Expiration Date;

AC = the aggregate value of all cash and any other consideration (as determined by the Board of the Company) paid or payable for shares of Common Stock purchased or exchanged in such tender or exchange offer;

OS0 = the number of shares of Common Stock outstanding immediately prior to the Expiration Date (prior to giving effect to the purchase or exchange of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1 = the number of shares of Common Stock outstanding immediately after the Expiration Date (after giving effect to the purchase or exchange of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP = the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

Any adjustment to the Conversion Rate under this Section 9(e) shall be made at the Close of Business on the tenth (10th) Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date, but will be given effect as of the Open of Business on the Trading Day next succeeding the Expiration Date. Because the Company shall make the adjustment to the Conversion Rate at the end of the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date with retroactive effect, the Company shall delay the settlement of any conversion of Series A Preferred Stock where the Conversion Date occurs during the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date. In such event, the Company will deliver the consideration due upon conversion on the second Business Day immediately following the last Trading Day of the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

In the event that the Company or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all or a portion of such purchases are rescinded, then the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made or had been made only in respect of the purchases that have been effected.

(f) Notwithstanding anything to the contrary in this Section 9 or any other provision of this Certificate of Designations, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date and a Holder that has converted its shares of Series A Preferred Stock on or after such Ex-Dividend Date and on or prior to the related record date would be treated as the record holder of shares of Common Stock as of the related Conversion Date as described under Section 7(c) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 9, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g) All calculations and other determinations under this Section 9 shall be made by the Company and all adjustments to the Conversion Rate shall be made to the nearest one-ten thousandth (1/100,000th) of a share of Class A Common Stock. In no event will the Conversion Rate be adjusted such that the Conversion Price shall be less than the par value per share of Class A Common Stock. Notwithstanding anything in this Section 9 to the contrary, the Company shall not be required to adjust the Conversion Rate unless the adjustment would result in a change of at least 1% to the Conversion Rate. However, the Company shall carry forward any adjustment that is less than 1% of the Conversion Rate, take such carried-forward adjustments into account in any subsequent adjustment, and make such carried-forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (i) annually on the anniversary of the Original Issuance Date, (ii) upon the Conversion Date, (iii) on the date of a Notice of Company Redemption and (iv) on the date of a Notice of Mandatory Redemption.

(h) In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 9, and to the extent permitted by applicable law and subject to the applicable rules of the NYSE and the New York Stock Exchange Texas, the Company from time to time may increase the Conversion Rate by any amount for a period of at least twenty (20) Business Days if the Board of the Company determines that such increase would be in the Company’s best interest. In addition, to the extent permitted by applicable law and subject to the applicable rules of the NYSE and the New York Stock Exchange Texas, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to the holders of the Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall send to the Holder of each share of Series A Preferred Stock a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i) Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities. In addition, notwithstanding anything to the contrary in this Section 9, the Conversion Rate shall not be adjusted:

(i) upon the issuance of shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iii) upon the issuance of shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the Issuance Date;

(iv) for ordinary course of business stock repurchases that are not tender or exchange offers referred to in Section 9(e), including structured or derivative transactions or pursuant to a repurchase program approved by the Board of the Company;

(v) solely for a change in the par value of the Common Stock; or

(vi) for Accrued Dividends on the Series A Preferred Stock.

(j) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Conversion Agent an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until the Conversion Agent shall have received such Officer’s Certificate, the Conversion Agent shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate (and in no event later than one (1) Business Day after delivery of such certificate to the Conversion Agent), the Company shall send a notice of such adjustment of the Conversion Rate to each Holder at its last address appearing on the register of Holders, setting forth the adjusted Conversion Rate, the date on which each adjustment becomes effective and showing in reasonable detail the facts on which that adjustment is based. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(k) For purposes of this Section 9, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company, so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

SECTION 10. Adjustments of Prices. Whenever any provision of this Certificate of Designations requires the Company to calculate the Last Reported Sale Prices or stock prices over a span of multiple days, the Company shall make appropriate adjustments, in good faith, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, effective date or Expiration Date of the event occurs at any time during the period when the Last Reported Sale Prices or stock prices are to be calculated.

SECTION 11. Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a) In the case of:

(i) any recapitalization, reclassification or change of the Common Stock (other than changes in par value or resulting from a subdivision or combination);

(ii) any consolidation, merger or other combination involving the Company;

(iii) any sale, lease or other transfer or disposition to a third party of all or substantially all of the consolidated assets of the Company, taken as a whole; or

(iv) any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Specified Corporate Event” and any such stock, other securities, other property or assets (including cash or any combination thereof), “Reference Property” and the amount of Reference Property that a holder of one share of Common Stock immediately prior to such Specified Corporate Event would have been entitled to receive upon the occurrence of such Specified Corporate Event, a “Unit of Reference Property”), then the Company, or the successor or purchasing corporation, as the case may be, will execute an amendment to this Certificate of Designations or other applicable documentation, satisfactory to Holders of a majority of the outstanding shares of Series A Preferred Stock, providing that, at and after the effective time of the Specified Corporate Event, the right to convert each share of Series A Preferred Stock into shares of Class A Common Stock will be changed into a right to convert such shares of Series A Preferred Stock for the kind and amount of Reference Property that a holder of a number of shares of Common Stock calculated in accordance with Section 6(a) would have been entitled to receive upon such Specified Corporate Event; provided, however, that at and after the effective time of the Specified Corporate Event:

(A) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Series A Preferred Stock in accordance with Section 6; and

(B) any shares of Class A Common Stock that would have been deliverable upon conversion of the Series A Preferred Stock in accordance with Section 6 shall instead be deliverable in the Units of Reference Property that a holder of that number of shares of Common Stock would have received in such Specified Corporate Event; provided, however, that if the holders of the Common Stock receive only cash in such Specified Corporate Event, then for all conversions that occur after the effective date of such Specified Corporate Event (x) the consideration due upon conversion of each share of Series A Preferred Stock shall be solely cash in an amount that the Holder would have received if such Holder owned a number of shares of Common Stock calculated in accordance with Section 6(a) on the Conversion Date and (y) the Company shall satisfy its conversion obligations under Section 6 by paying such cash to the converting Holder on the second Business Day immediately following the Conversion Date.

If the Specified Corporate Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then the Reference Property into which the Series A Preferred Stock shall be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of the Common Stock. The Company shall notify Holders and the Conversion Agent in writing of the weighted average as soon as practicable after such determination.

Such amendment described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Section 11. If the Reference Property in respect of any Specified Corporate Event includes shares of stock, other securities or other property or assets (other than cash) (including any combination thereof) of an entity other than the Company or the successor or purchasing corporation, as the case may be, in such Specified Corporate Event, then such other entity, if it is party to such Specified Corporate Event, shall also agree to additional provisions to protect the interests of the Holders as the Board shall reasonably consider necessary by reason of the foregoing.

(b) In the event the Company shall execute an amendment pursuant to Section 11(a), the Company shall promptly file with the Conversion Agent an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or other assets (including any combination thereof) that will comprise the Reference Property after any such Specified Corporate Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly send notice thereof to all Holders. The Company shall cause notice of the execution of such amendment to be sent to each Holder within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such amendment.

(c) If Series A Preferred Stock becomes convertible into the Reference Property, the Company shall notify the Conversion Agent in writing and the Company shall issue a press release containing the relevant information and publish the information on its website or through such other public medium as it may use at that time.

(d) None of the foregoing provisions shall affect the right of a Holder to convert its shares of Series A Preferred Stock as set forth in Section 6 prior to the effective date of such Specified Corporate Event.

(e) The above provisions of this Section 11 shall similarly apply to successive Specified Corporate Events.

SECTION 12. Stockholder Rights Plans. If the Company has a shareholder’s rights agreement or rights plan in effect upon conversion of the Series A Preferred Stock, Holders that convert their shares of Series A Preferred Stock shall receive, in addition to any shares of Class A Common Stock received in connection with such conversion, the appropriate number of rights under such rights agreement or rights plan, if any, and any certificate representing the shares of Class A Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such rights agreement or rights plan, as the same may be amended from time to time. However, if prior to any exchange, the rights have separated from the shares of Class A Common Stock in accordance with the provisions of the applicable shareholder’s rights agreement or rights plan (a “Separation Event”), the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Common Stock, Distributed Property pursuant to Section 9(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

SECTION 13. Voting Rights.

(a) General. The Holders shall be entitled to notice of any meeting of stockholders of the Company and, except as otherwise required by law, shall vote together with the holders of Common Stock as a single class upon any matter submitted to the stockholders for a vote. On any matter presented to the stockholders of the Company for their action or consideration at any meeting of the stockholders of the Company (or by written consent in lieu of a meeting), a Holder shall be entitled to the number of votes equal to the number of whole shares of Class A Common Stock into which the shares of Series A Preferred Stock held by such Holder are convertible on the record date for determining stockholders entitled to vote on such matter, but without regard as to whether sufficient shares of Class A Common Stock are available out of the Company’s authorized by unissued stock, for the purpose of effecting the conversion of the Series A Preferred Stock; provided that to the extent the application of the foregoing formula with respect to any Holder would result in such Holder having in excess of 4.9% of the aggregate total voting power of the outstanding shares of Common Stock, then the shares of Series A Preferred Stock resulting in the percentage in excess of 4.9% will not be entitled to vote on any matter and will not be considered to be outstanding when sending notices of a meeting of stockholders to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of quorum or for other similar purposes under the Certificate of Incorporation and Bylaws of the Company (the “Voting Cap”).

(b) Adverse Changes. The affirmative vote or consent of the Holders of at least a majority of the shares of Series A Preferred Stock outstanding at such time, voting together as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating, whether or not such approval is required pursuant to the DGCL:

(i) any amendment, alteration or repeal (whether by merger, consolidation or otherwise) of any provision of the Certificate of Incorporation (including this Certificate of Designations), Bylaws, or FOAEC LLCA that would reasonably be expected to have a materially adverse and disproportionate effect on the rights, preferences, privileges or powers (including voting powers) of the Series A Preferred Stock or the Holders as Holders thereof; provided, however, that, with respect to any merger, consolidation or similar transaction other than a Change of Control in which the holders of the Series A Preferred Stock receive equity securities with rights, preferences, privileges and powers (including voting power) substantially the same as those of the Series A Preferred Stock and the provisions of the certificate of incorporation and bylaws (or equivalent governing documents) of the surviving entity or successor entity in such transaction do not differ from the Certificate of Incorporation or Bylaws in any manner that would have an adverse effect, in any material respect, on the rights, preferences, privileges or powers (including voting power) of the Series A Preferred Stock or the holders thereof, such holders shall not have any voting rights as a separate class with respect to such amendment, alteration or repeal; or

(ii) any entry by the Company or its Subsidiaries into a transaction or agreement with any “Related Person” as defined under Item 404(a) of Regulation S-K except in compliance with the Company’s Policy Regarding Transactions with Related Persons; and

(iii) any entry by the Company or its Subsidiaries into a transaction or agreement which would, in any material respect, violate the terms of or result in a breach of the Company’s obligations under this Certificate of Designations and the Investment Agreement and/or FOAEC’s obligations under the FOAEC LLCA with respect to the OpCo Mirror Preferred Units.

For purposes of this Section 13, the filing in accordance with applicable law of a certificate of designations or any similar document setting forth or changing the designations, powers, preferences, rights, qualifications, limitations and restrictions of any class or series of stock of the Company shall be deemed an amendment to the Certificate of Incorporation.

(c) Each Holder of Series A Preferred Stock will have one vote per share on any matter on which Holders of Series A Preferred Stock are entitled to vote separately as a class, whether at a meeting or by written consent, and for purposes of any vote under Section 13(b), the Voting Cap will not apply.

SECTION 14. Board of Directors. During the Investor Board Rights Period, (i) the Holders of a majority of the then outstanding shares of Series A Preferred Stock held by the Investor Parties shall have, at each annual meeting of the Company’s stockholders at which the Board is obligated to nominate for election or appoint an Investor Designee to the Board pursuant to and in accordance with the Investment Agreement, the exclusive right, voting separately as a class, to elect or appoint such Investor Designee to the Board, irrespective of whether the Board has nominated such Investor Designee, (ii) notwithstanding anything to the contrary in the Certificate of Incorporation or Bylaws, the Investor Parties shall have the exclusive right to remove any Investor Designee at any time for any reason or no reason (with or without cause) by sending a written notice to the Company and, upon receipt of such notice by the Company, such Investor Designee shall be deemed to have resigned from the Board, and (iii) in the event of the death, disability, resignation or removal of any Investor Designee, the Investor Parties shall have the exclusive right to designate or appoint a successor to fill the vacancy created thereby. The Board and the holders of Common Stock shall not have the right to remove without cause any Investor Designee from the Board, such right of removal being vested exclusively with the Holders of a majority of the then outstanding shares of Series A Preferred Stock. Such Investor Designee shall have the right to be a member (or observer, as applicable) of each committee of the Board, subject to applicable legal and listing requirements. The Company will provide customary D&O insurance to the Investor Designee on the same terms available to the other members of the Company’s Board.

SECTION 15. Preemptive Rights. Except as set forth in the Investment Agreement, the Holders shall not have any preemptive rights.

SECTION 16. Default. Notwithstanding anything otherwise to the contrary herein, upon the occurrence and during the continuance of an Event of Default until such Event of Default is cured or waived (i) the Dividend Rate for all outstanding shares of Series A Preferred Stock shall automatically increase to the Maximum Dividend Rate and (ii) the Conversion Price for all outstanding shares of Series A Preferred Stock shall automatically decrease to the Minimum Conversion Price. The Company shall give written notice of any Event of Default, describing the material facts of such Event of Default and steps it intends to take to cure such Event of Default, promptly and in no event later than three (3) Business Days following the date on which the Company first becomes aware of the occurrence of such Event of Default, to each Holder of shares of Series A Preferred Stock.

SECTION 17. Term. Except as expressly provided in this Certificate of Designations, the shares of Series A Preferred Stock shall not be redeemable or otherwise mature and the term of the Series A Preferred Stock shall be perpetual.

SECTION 18. Creation of Capital Stock. The Board, or any duly authorized committee thereof, without the vote of the Holders, may authorize and issue additional shares of Capital Stock of the Company.

SECTION 19. No Sinking Fund. Shares of Series A Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

SECTION 20. Transfer Agent, Conversion Agent, Registrar and Paying Agent. The duly appointed Transfer Agent, Conversion Agent, Registrar and paying agent for the Series A Preferred Stock shall be Continental Stock Transfer and Trust Company. The Company may, in its sole discretion, appoint any other Person to serve as Transfer Agent, Conversion Agent, Registrar or paying agent for the Series A Preferred Stock and thereafter may remove or replace such other Person at any time. Upon any such appointment or removal, the Company shall promptly (and in no event later than two (2) Business Days thereafter) send notice thereof to the Holders.

SECTION 21. Replacement Certificates. Mutilated, Destroyed, Stolen and Lost Certificates. If physical certificates evidencing the Series A Preferred Stock are issued, the Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Company. Any such replacement shall be done in accordance with the Bylaws of the Company.

(a) Certificates Following Conversion. If physical certificates representing the Series A Preferred Stock are issued, the Company shall not be required to issue replacement certificates representing shares of Series A Preferred Stock on or after the Conversion Date applicable to such shares (except if any certificate for shares of Series A Preferred Stock shall be surrendered for partial conversion, the Company shall, at its expense, execute and deliver to or upon the written order of the Holder of the certificate so surrendered a new certificate for the shares of Series A Preferred Stock not converted). In place of the delivery of a replacement certificate following the applicable Conversion Date, the Transfer Agent, upon receipt of the satisfactory evidence and indemnity described in clause (a) above, shall deliver the shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock formerly evidenced by the physical certificate.

SECTION 22. Taxes.

(a) Transfer Taxes. The Company shall pay any and all stock transfer, documentary, stamp, excise and similar taxes (including any taxes imposed under Section 4501 of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury regulations thereunder and any similar or successor provision) that may be payable in respect of any issuance, delivery, redemption or repurchase of shares of Series A Preferred Stock or shares of Class A Common Stock or other securities issued on account of Series A Preferred Stock pursuant hereto or certificates representing such shares or securities. However, in the case of conversion of Series A Preferred Stock, the Company shall not be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Class A Common Stock or other securities to a beneficial owner other than the beneficial owner of the Series A Preferred Stock immediately prior to such conversion, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

(b) Withholding. All payments and distributions (or deemed distributions) on the shares of Series A Preferred Stock (and on the shares of Class A Common Stock received upon their conversion) shall be subject to withholding and backup withholding of taxes to the extent required by law, subject to applicable exemptions and reductions, and amounts withheld, if any, shall be timely paid to the applicable taxing authority and to the extent so withheld paid, shall be treated as received by the Holders.

(c) Tax Treatment. To the fullest extent permitted by applicable law, it is intended that (i) the Series A Preferred Stock shall be treated as stock that is not “preferred stock” within the meaning of Section 305 of the Code and the Treasury Regulations issued thereunder and (ii) no Holder shall be required to include in income as a dividend (including any deemed dividend) for U.S. federal income tax purposes any income or gain in respect of the Series A Preferred Stock unless and until Dividends are declared and paid in cash in respect of such Series A Preferred Stock.

SECTION 23. Notices. All notices referred to herein shall be in writing and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) Business Days after the mailing thereof if sent by registered or certified mail with postage prepaid, or by private courier service addressed: (i) if to the Company, to its office at Finance of America Companies Inc., 5830 Granite Parkway, Suite 400, Plano, Texas 75024 (Attention: General Counsel), (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Company (which may include the records of the Transfer Agent) or (iii) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given.

SECTION 24. Facts Ascertainable. When the terms of this Certificate of Designations refers to a specific agreement or other document to determine the meaning or operation of a provision hereof, the Secretary of the Company shall maintain a copy of such agreement or document at the principal executive offices of the Company and a copy thereof shall be provided free of charge to any Holder who makes a request therefor. The Secretary of the Company shall also maintain a written record of the Issuance Date, the number of shares of Series A Preferred Stock issued to a Holder and the date of each such issuance, and shall furnish such written record free of charge to any Holder who makes a request therefor.

SECTION 25. Waiver. Notwithstanding any provision in this Certificate of Designations to the contrary, any provision contained herein and any right of the Holders of Series A Preferred Stock granted hereunder may be waived as to all shares of Series A Preferred Stock (and the Holders thereof) upon the vote or written consent of the Holders of a majority of the shares of Series A Preferred Stock then outstanding.

SECTION 26. Severability. If any term of the Series A Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other terms set forth herein which can be given effect without the invalid, unlawful or unenforceable term will, nevertheless, remain in full force and effect, and no term herein set forth will be deemed dependent upon any other such term unless so expressed herein.

SECTION 27. Business Opportunities. To the fullest extent permitted by Section 122(17) of the DGCL (or any successor provision) and except as may be otherwise expressly agreed in writing by the Company and the Investor Parties, the Company, on behalf of itself and its Subsidiaries, renounces any interest or expectancy of the Company and its Subsidiaries in, or in being offered an opportunity to participate in, business opportunities, that are from time to time presented to the Investor Parties or any of their respective officers, representatives, directors, agents, stockholders, members, partners, Affiliates, Subsidiaries (other than the Company and its Subsidiaries), or any of their respective designees on the Company’s Board and/or any of their respective representatives who, from time to time, may act as officers of the Company, even if the opportunity is one that the Company or its Subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and no such person shall be liable to the Company or any of its Subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Company or its Subsidiaries unless, in the case of any such person who is a director or officer of the Company, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of the Company. Any Person purchasing or otherwise acquiring any interest in any shares of Capital Stock of the Company shall be deemed to have notice of and consented to the provisions of this Section 27. Neither the alteration, amendment or repeal of this Section 27, nor the adoption of any provision of the Certificate of Incorporation or this Certificate of Designations inconsistent with this Section 27, nor, to the fullest extent permitted by Delaware law, any modification of law, shall eliminate or reduce the effect of this Section 27 in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Section 27, would accrue or arise, prior to such alteration, amendment, repeal, adoption or modification. If any provision or provisions of this Section 27 shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Section 27 (including, without limitation, each portion of any paragraph of this Section 27 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Section 27 (including, without limitation, each such portion of any paragraph of this Section 27 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Company to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Company to the fullest extent permitted by law. This Section 27 shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director, officer, employee or agent of the Company under the Certificate of Incorporation, the Bylaws, any other agreement between the Company and such director, officer, employee or agent or applicable law.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be executed this [•] day of December, 2025.

FINANCE OF AMERICA COMPANIES INC.

By:
Name:
Title:

[Signature Page to Certificate of Designations]

Annex B

Form of Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated as of December [•], 2025 (the “Agreement”), by and among Finance of America Companies Inc., a Delaware corporation (together, with any successors thereto, the “Company”) and the persons listed on the signature pages hereto. The parties signatory hereto other than the Company and any other party that may become a party hereto pursuant to Section 10(c) are referred to collectively as the “Holders” and individually each as a “Holder”.

RECITALS

WHEREAS, the Company and the Investor are parties to the Investment Agreement, dated as of December 11, 2025 (as amended from time to time, the “Investment Agreement”), pursuant to which the Company is selling to the Investor, and the Investor is purchasing from the Company, an aggregate of 50,000 shares of Series A Convertible Perpetual Preferred Stock, par value $0.0001 per share, of the Company (the “Series A Preferred Stock”), which is convertible into shares of Class A Common Stock, par value $0.0001 per share, of the Company (the “Common Stock”);

WHEREAS, as a condition to the obligations of the Company and the Investor under the Investment Agreement, the Company and the Investor are entering into this Agreement for the purpose of granting certain registration and other rights to the Holders.

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, the parties hereto agree as follows:

AGREEMENT

1. Definitions. As used in this Agreement, the following capitalized terms shall have the following respective meanings:

“Act” or “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including its correlative meanings, “controlling”, “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“as converted basis” means with respect to the outstanding shares of Common Stock as of any date, all outstanding shares of Common Stock calculated on a basis in which all shares of Common Stock issuable upon conversion of the outstanding shares of Series A Preferred Stock (at the Conversion Rate in effect on such date as set forth in the Certificate of Designations) are assumed to be outstanding as of such date.

“Business Day” or “business day” means any day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by law to be closed.

“Certificate of Designations” means the Certificate of Designations setting forth the designations, powers (including voting powers), preferences and relative, participating, optional, special or other rights, and the qualifications, limitations and restrictions of the Series A Preferred Stock, dated as of the date hereof, and as may be amended from time to time pursuant to the terms thereof.

“Closing Date” has the meaning set forth in the Investment Agreement.

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the preamble.

“Commission” or “SEC” shall mean the Securities and Exchange Commission.

“Conversion Rate” has the meaning set forth in the Certificate of Designations.

“Covered Person” has the meaning set forth in Section 6(a).

“Deferral Period” has the meaning set forth in Section 4(i).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority.

“FOAEC” means Finance of America Equity Capital LLC or any successor thereto.

“Free Writing Prospectus” means any free writing prospectuses under Rule 433 under the Securities Act.

“Holdback Period” means the period commencing on the date of an underwriters’ request (which shall be no earlier than three (3) Business Days prior to the expected “pricing” of the related underwritten offering) and continuing for not more than ninety (90) calendar days after such pricing, pursuant to which such underwritten offering shall be made, or such lesser period as is required by such underwriters (which shall also apply equally to all Holders and any other holders of the Company’s securities subject to the Holdback Period).

“Holder” has the meaning set forth in the preamble.

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“Indemnified Party” has the meaning set forth in Section 6(c).

“Indemnifying Party” has the meaning set forth in Section 6(c).

“Investor” has the meaning set forth in the Investment Agreement.

“Investment Agreement” has the meaning set forth in the recitals.

“Loss” has the meaning set forth in Section 6(a).

“Marketed Underwritten Offering” means an underwritten public offering of securities in a transaction registered with the Commission by means of a Registration Statement (other than pursuant to a Registration Statement filed by the Company on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes or filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan) where the contemplated plan of distribution includes a customary “road show” or other marketing effort by the Registrant and the underwriters. For the avoidance of doubt, any non-marketed underwritten offering in the form of a bought deal, block sale or direct sale to one or more financial institutions shall not be deemed to be a Marketed Underwritten Offering.

“Permitted Transferee” has the meaning set forth in Section 10(c).

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, any other form of entity or any group comprised of two or more of the foregoing.

“Prospectus” means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement or the automatic effectiveness of such registration statement, as applicable.

“Registrable Securities” means, as of any date of determination, (i) any shares of Series A Preferred Stock issued pursuant to the Investment Agreement and any shares of Common Stock issued pursuant to the conversion of any shares of Series A Preferred Stock, (ii) any other class or classes of common equity or other securities of the Company into which such shares of Series A Preferred Stock or Common Stock have been converted, exchanged or exercised or are convertible, exchangeable or exercisable and (iii) any other securities issued or issuable with respect to any such shares of Common Stock or Series A Preferred Stock by way of

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share split, share dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) they are sold pursuant to an effective Registration Statement under the Securities Act, (ii) they are sold pursuant to Rule 144 (or other exemption from registration under the Securities Act), (iii) in the case of any shares of Common Stock held by a Holder, all shares of Common Stock held by such Holder constitute less than 1% of all outstanding shares of Common Stock and may be sold pursuant to Rule 144 (or any similar provision then in effect) without limitation thereunder, including on volume or manner of sale, and without being subject to the current public reporting condition (provided that any such securities that cease to be Registrable Securities under this clause (iii) will again be deemed Registrable Securities if a subsequent decrease in trading volume results in the holder thereof not being able to sell such securities during such period without restriction as to volume or manner of sale pursuant to Rule 144), (iv) they shall have ceased to be outstanding or (v) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities.

“Registration Statement” means any registration statement of the Company filed with the SEC under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Series A Preferred Stock” has the meaning set forth in the recitals.

“Shelf Registration Period” has the meaning set forth in Section 3(b).

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company filed under the Securities Act on Form S-3, or if not then available to the Company, on Form S-1 or another appropriate form, pursuant to the provisions of Section 3, providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, some or all of the Registrable Securities pursuant to Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Underwritten Offering” means an underwritten public offering of securities in a transaction registered with the Commission by means of a Registration Statement (other than pursuant to a Registration Statement filed by the Company on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes or filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan), including in the form of a bought deal, block sale or direct sale to one or more financial institutions.

“Valid Business Reason” has the meaning set forth in Section 4(i).

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2. Piggyback Registrations.

(a) Right to Include Registrable Securities. If the Company at any time proposes to conduct an Underwritten Offering with respect to any of its equity securities, whether for its own account or for the account of anyone else, the Company will, at each such time, give prompt written notice to all Holders of its intention to do so (which in no event shall be less than ten (10) days, or, in the case of any Underwritten Offering that is not a Marketed Underwritten Offering, three (3) Business Days, before the anticipated filing date of the registration statement in connection therewith or, as the case may be, the applicable “red herring” prospectus or prospectus supplement used in connection with such Underwritten Offering) and of such Holders’ rights under this Section 2; provided that unless the Holders are proposing to include equity securities of the same type proposed to be included in such Underwritten Offering (whether for the Company’s own account or for the account of anyone else) the Holders will not be eligible to participate in such offering to the extent the managing underwriter or underwriters of such Underwritten Offering inform the Company in writing that it is their good faith opinion that including equity securities of the type requested to be included by the Holders could adversely affect the success of such offering (including adversely affect the per-share offering price). The notice shall (a) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters in such offering and (b) offer to the Holders the opportunity to include in such Underwritten Offering such number of Registrable Securities as such Holders may request in writing. Upon the written request of any such Holder made within five (5) calendar days, or, in the case of any Underwritten Offering that is not a Marketed Underwritten Offering, two (2) Business Days, after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder), the Company will use its reasonable best efforts to include in such Underwritten Offering all Registrable Securities which the Company has been so requested to include by the Holders thereof, subject to Section 2(b) below; provided that (i) if, at any time after giving written notice of its intention to undertake a Underwritten Offering and prior to the pricing of such offering, the Company shall determine for any reason not to proceed with such offering, the Company may, at its election, give written notice of such determination to each Holder and, thereupon, shall be relieved of its obligation to include any Registrable Securities in connection with such offering (but not from its obligation to pay the registration expenses pursuant to Section 5 hereof in connection therewith); and (ii) all Holders requesting to participate in such Underwritten Offering must (x) sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company (and/or the selling stockholders that initiated such offering as applicable) including with respect to any applicable lock-up agreement with the underwriters and (y) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements. Holders shall have the right to withdraw from a piggyback registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such piggyback registration or, in the case of a piggyback registration pursuant to a shelf registration, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such piggyback registration used for marketing such transaction.

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(b) Priority in Piggyback Registrations. If the managing underwriter or underwriters of a Underwritten Offering have informed the Company in writing that it is their good faith opinion that the total amount of securities that are intended to be included in such offering is such as to adversely affect the success of such offering (including adversely affect the per-share offering price), then the amount of securities to be offered shall be reduced to the amount recommended by such managing underwriter or underwriters in its or their good faith opinion, which will be allocated in the following order of priority: (i) first, the securities to be proposed to be sold by the Company for its own account (if initiated by the Company) or the account of the selling stockholders that initiated such Underwritten Offering, as applicable, (ii) second, the Registrable Securities of the Holders and any other holders of Common Stock that are entitled to participate in such Underwritten Offering as a result of registration rights that are pari passu with the rights of the Holders under this Agreement, pro rata among such Holders and holders on the basis of their relative beneficial ownership of the Company’s Common Stock (on an as converted basis).

3. Shelf Registration Statement.

(a) The Company shall file with the Commission a Shelf Registration Statement providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Registrable Securities, from time to time in accordance with the methods of distribution elected by such Holders, pursuant to Rule 415 under the Act or any similar rule that may be adopted by the Commission, by no later than the 60th day after the Closing Date and shall use its commercially reasonable efforts to cause such Shelf Registration Statement to become effective as promptly as possible thereafter (and in no event later than the 120th day after the Closing Date).

(b) The Company shall, subject to Section 4(i) below, use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Act, or by filing a new Shelf Registration Statement, if necessary, in order to permit the Prospectus forming part thereof to be usable by Holders for a period (the “Shelf Registration Period”) from the date the Shelf Registration Statement becomes effective or is declared effective by the Commission, as the case may be, until such time as all Registrable Securities that could be sold in such Shelf Registration Statement have been sold or are no longer outstanding.

4. Registration Procedures. The following provisions shall apply in connection with the Shelf Registration Statement, any take-downs thereunder and any Registration Statement in connection with which a Holder exercises its piggyback rights pursuant to Section 2 hereof.

(a) The Company shall:

(i) furnish to the Holders, not less than five (5) Business Days prior to the filing thereof with the Commission, a copy of the Shelf Registration Statement or Registration Statement, as applicable, and each amendment thereto and each amendment or supplement, if any, to the Prospectus and shall use its commercially reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as any Holder reasonably proposes at least one (1) Business Day prior to the filing of such Shelf Registration Statement or Registration Statement, as applicable, or any amendment or supplement thereto with the Commission and shall take into reasonable consideration any other comments proposed thereafter;

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(ii) include information in the Shelf Registration Statement regarding the Holders and the methods of distribution they have elected for their Registrable Securities provided to the Company as necessary to permit such distribution by the methods specified therein;

(iii) prepare and file with the Commission the Shelf Registration Statement, such amendments and supplements to such Shelf Registration Statement or Registration Statement, as applicable, and the Prospectus used in connection therewith or any additional Shelf Registration Statements and Prospectuses used in connection therewith as may be necessary to keep such registration statement effective for so long as any Registrable Securities remain outstanding, as may be required by law or as may be reasonably requested by any Holder, including to increase the number of Registrable Securities registered therein, to add Holders not listed therein or to amend any other information included therein, as promptly as practicable; and

(iv) prepare, file and cooperate all required filings with FINRA.

(b) The Company shall ensure that:

(i) the Shelf Registration Statement, any such Registration Statement and any amendments thereto, and any Prospectus and any amendment or supplement thereto, comply in all material respects with the Act; and

(ii) the Shelf Registration Statement, any such Registration Statement and any amendments thereto do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) The Company shall advise the Holders and confirm such advice in writing, if requested (which notice pursuant to clauses (iii)-(vi) below shall be accompanied by an instruction to suspend the use of the Prospectus until the Company shall have remedied the basis for such suspension, if applicable):

(i) when the Shelf Registration Statement or Registration Statement, as applicable, and any amendment thereto have been filed with the Commission and when the Shelf Registration Statement, such Registration Statement or any post-effective amendment thereto has become effective;

(ii) of the receipt by the Company of any notification with respect to any comments by the Commission with respect to such Shelf Registration Statement, Registration Statement or Prospectus or any amendment or supplement thereto or of any request by the Commission for any post-effective amendment or supplement to the Shelf Registration Statement, Registration Statement or the Prospectus or for additional information;

(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or any such Registration Statement or the initiation or threatening of any proceeding for that purpose;

(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Common Stock, Preferred Stock or any other equity securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

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(v) of the happening of any event that requires any change in the Shelf Registration Statement, any such Registration Statement or the Prospectus so that, as of such date, they (A) do not contain any untrue statement of a material fact and (B) do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

(d) Subject to Section 4(i) below, the Company shall use its commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of the Shelf Registration Statement or any such Registration Statement or the qualification of the securities therein for sale in any jurisdiction and, if issued, to obtain as soon as possible the withdrawal thereof.

(e) Upon request, the Company shall furnish, in electronic or physical form, as requested, to each Holder, without charge, as many copies of the Shelf Registration Statement, the Registration Statement, and any amendment or supplement thereto (including post-effective amendments), including all material incorporated therein by reference, as may be reasonably requested, and, if a Holder so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein).

(f) During the Shelf Registration Period and any period during which such a Registration Statement may be effective, the Company shall promptly deliver to each Holder, without charge, as many copies of the Prospectus (including the preliminary Prospectus, if any) included in the Shelf Registration Statement or such Registration Statement, as applicable, and any amendment or supplement thereto as any such person may reasonably request. Subject to the restrictions set forth in this Agreement, the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the foregoing in connection with the offering and sale of the Registrable Securities.

(g) Prior to any offering of Registrable Securities pursuant to the Shelf Registration Statement or any other Registration Statement, the Company shall arrange for the qualification of the Registrable Securities for sale under the laws of such U.S. jurisdictions as any Holder shall reasonably request and shall maintain such qualification in effect so long as required; provided that in no event shall the Company be obligated by this Agreement to qualify to do business or as a dealer of securities in any jurisdiction where it is not then so qualified or to take any action that would subject it to taxation or service of process in suits in any jurisdiction where it is not then so subject.

(h) Upon the occurrence of any event contemplated by subsections (c)(ii) through (v) above, the Company shall promptly (or within the time period provided for by Section 4(i) hereof, if applicable) prepare a post-effective amendment to the Shelf Registration Statement or such other Registration Statement, as applicable, or an amendment or supplement to the Prospectus or file any other required document so that, as thereafter delivered to subsequent purchasers of the securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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(i) Upon the occurrence or existence of any bona fide pending business or financing transaction (“Valid Business Reason”) or any other material event that would require premature disclosure of information, the premature disclosure of which could materially and adversely affect the Company, that in the reasonable and good faith judgment of the Board of Directors of the Company, makes it appropriate to suspend the availability of the Shelf Registration Statement and the Prospectus, the Company shall give notice (without notice of the nature or details of such events) to the Holders that the availability of the Shelf Registration Statement is suspended and, upon receipt of any such notice, each Holder agrees: (i) not to sell any Registrable Securities pursuant to the Shelf Registration Statement until such Holder receives copies of the supplemented or amended Prospectus provided for in Section 4(h) hereof, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus; and (ii) to hold such notice strictly confidential. The period during which the availability of the Shelf Registration Statement and any Prospectus is suspended (the “Deferral Period”). The Deferral Period will end upon the earlier to occur of, (i) in the case of a Valid Business Reason, a date that is five Business Days after such Valid Business Reason no longer exists, but in no event later than 60 days from the date such deferral commenced, and (ii) in the case of disclosure of non-public information, the earlier to occur of (x) the filing by the Company of its next succeeding Form 10-K or Form 10-Q, or (y) the date upon which such information is otherwise disclosed or no longer needs to be disclosed. Notwithstanding the foregoing, the Company shall not be permitted to suspend or withdraw a registration statement more than once during any twelve (12)-month period or for a period exceeding 60 days on any one occasion. The Company will promptly notify the Holders in writing that such Deferral Period has ended, and in no event, later than one (1) day thereafter.

(j) The Company shall comply with all applicable rules and regulations of the Commission and shall make generally available to its securityholders an earnings statement satisfying the provisions of Section 11(a) of the Act as soon as practicable after the effective date of the Shelf Registration Statement and in any event no later than 45 days after the end of the 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Shelf Registration Statement.

(k) The Company may require each Holder of Registrable Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement. The Company may exclude from the Shelf Registration Statement the Registrable Securities of any Holder that unreasonably fails to furnish such information within ten (10) Business Days after receiving such request.

(l) The Company shall (a) to the extent any Registrable Securities are of the same type (i.e., class and series) of other securities of the Company that are then listed on a national securities exchange, cause all such Registrable Securities to be so listed; and (b) provide a transfer agent and registrar for the Registrable Securities and a CUSIP number for all Registrable Securities, in each case no later than the Closing Date.

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(m) If any Holder seeks to effectuate an in-kind distribution of all or part of its Registrable Securities to its direct or indirect equityholders, the Company will, with such Holder and its transfer agent, use commercially reasonable efforts to facilitate such in-kind distribution in the manner reasonably requested by such Holder, as well as any resales by such transferees under a Shelf Registration Statement covering such distributed Registrable Securities.

(n) The Company shall use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Common Stock covered by the Shelf Registration Statement and to effect and facilitate shelf takedowns thereunder to the extent requested by any Holder.

5. Registration Expenses. Other than as set forth in Section 9 below, the Company shall bear all expenses incurred in connection with the performance of its obligations under Sections 2, 3 and 4 hereof and the Holders of shares of Common Stock shall bear all expenses incurred by them in connection with any sale of shares of Common Stock pursuant to Sections 2 and 3 hereof.

6. Indemnification and Contribution.

(a) Indemnification by the Company. The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each Holder whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each of them, each Person who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each such controlling person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (each such person being referred to herein as a “Covered Person”), from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Prospectus, offering circular, or other document (including any related Registration Statement or Free Writing Prospectus or any amendment thereof or supplement thereto or any document incorporated by reference therein) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation thereunder applicable to the Company and (without limitation of the preceding portions of this Section 6(a)) will reimburse each such Covered Person for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such Loss, provided that the Company will not be liable in any such case to the extent that any such Loss arises out of or is

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based on any untrue statement or omission by such Covered Person related to such Covered Person or its Affiliates (other than the Company or any of its subsidiaries, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus, offering circular, Free Writing Prospectus or any amendment thereof or supplement thereto, or any document incorporated by reference therein, or other document in reliance upon and in conformity with written information furnished to the Company by such Covered Person with respect to such Covered Person expressly for inclusion therein. It is agreed that the indemnity agreement contained in this Section 6(a) shall not apply to amounts paid in settlement of any such Loss or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably delayed or withheld), provided that notwithstanding the foregoing, the indemnity agreement contained in this Section 6(a) shall apply to amounts paid in settlement of any Loss or action even if such settlement is effected without the consent of the Company if the Company does not timely reply to a request for its consent.

(b) Indemnification by Holder. The Company may require, as a condition to including any Registrable Securities in any Registration Statement filed in accordance with the provisions hereof, that the Company shall have received an undertaking reasonably satisfactory to it from the participating Holder of such Registrable Securities to indemnify, to the fullest extent permitted by law, severally and not jointly with any other Holders, the Company, its directors and officers and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), from and against all Losses arising out of or based on any untrue statement of a material fact contained in any such Registration Statement, Prospectus, Free Writing Prospectus, offering circular, or other document, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will (without limitation of the portions of this Section 6(b)) reimburse the Company, such directors, officers and controlling persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such Loss, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such Registration Statement, Prospectus, Free Writing Prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder with respect to such Holder expressly for inclusion in such Registration Statement, Prospectus, offering circular or other document; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such Losses (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided, further, that the liability of such Holder shall be individual, not joint and several, for each Holder and shall be limited to the aggregate gross proceeds (net of any underwriting commissions and discounts, but before deducting other expenses) received by such selling Holder from the sale of Registrable Securities covered by such Registration Statement, Prospectus, offering circular or other document containing such untrue statement (or alleged untrue statement) or omission (or alleged omission) (less the aggregate amount of any damages which such Holder has otherwise been required to pay in respect of such Loss or any substantially similar Loss arising from the sale of such Registrable Securities).

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(c) Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnification hereunder (an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been materially prejudiced by such delay or failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding, to, unless in the Indemnified Party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, assume, at the Indemnifying Party’s expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the Indemnifying Party agrees to pay such fees and expenses; or (ii) the Indemnifying Party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party; in which case the Indemnified Party shall have the right to employ counsel and to assume the defense of such claim or proceeding at the Indemnifying Party’s expense; provided, further, however, that the Indemnifying Party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the Indemnified Parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably delayed or withheld). Without the prior written consent of the Indemnified Party, the Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that (x) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder or (y) involves the imposition of equitable remedies or the imposition of any obligations on the Indemnified Party or adversely affects such Indemnified Party other than as a result of financial obligations for which such Indemnified Party would be entitled to indemnification hereunder.

(d) Contribution. If the indemnification provided for in this Section 6 is unavailable to an Indemnified Party in respect of any Losses (other than in accordance with its terms), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified

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Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6(d), an Indemnifying Party that is a selling Holder shall not be required to contribute any amount in excess of the net proceeds to such Holder from the Registrable Securities sold pursuant to the Registration Statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Holder has otherwise been required to pay in respect of such Loss or any substantially similar Loss arising from the sale of such Registrable Securities). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. No selling Holder shall be liable for contribution under this Section 6(d), except under such circumstances as such selling Holder would have been liable for indemnification under this Section 6 if such indemnification were enforceable under applicable law.

(e) Deemed Underwriter. To the extent that any of the Holders is, or would be expected to be, deemed to be an underwriter of Registrable Securities pursuant to any SEC comments or policies or any court of law or otherwise, the Company agrees that (i) the indemnification and contribution provisions contained in this Section 6 shall be applicable to the benefit of such Holder in its role as deemed underwriter in addition to its capacity as a Holder (so long as the amount for which any other Holder is or becomes responsible does not exceed the amount for which such Holder would be responsible if the Holder were not deemed to be an underwriter of Registrable Securities) and (ii) such Holder and its representatives shall be entitled to conduct the due diligence which would normally be conducted in connection with an offering of securities registered under the Securities Act, including receipt of customary opinions and comfort letters.

(f) Other Indemnification. Indemnification similar to that specified in the preceding provisions of this Section 6 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

(g) Non-Exclusivity. The obligations of the parties under this Section 6 shall be in addition to any liability which any party may otherwise have to any other party.

7. Underwritten Registrations. Except as contemplated by Section 2(a), in no event will the method of distribution of Registrable Securities take the form of an underwritten offering unless otherwise agreed to by the Company and the Holders.

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8. Rule 144A and Rule 144. So long as any Registrable Securities remain outstanding, the Company shall file the reports required to be filed by it under the Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports with the Commission, it will, upon the written request of any Holder of Registrable Securities, make publicly available other information so long as necessary to permit sales of such Holder’s Registrable Securities pursuant to Rules 144 and 144A of the Act. The Company covenants that it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Act within the limitation of the exemptions provided by Rules 144 and 144A (including, without limitation, the requirements of Rule 144A(d)(4)). Upon the written request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements, including whether the current public information requirement under Rule 144 has been satisfied.

9. Selection of Counsel. In connection with any registration or sale of Registrable Securities pursuant to Sections 2 or 3 hereof, if any Holder is participating in such registration pursuant to Sections 2 or 3 hereof, the Holders of a majority of the Registrable Securities covered by any such registration may select one counsel to represent such Holders covered by such registration, with the reasonable and documented cost of such counsel to be borne by the Company.

10. Miscellaneous.

(a) Holdback Agreement. The restrictions in this Section 10(a) shall apply only for as long as any Holder is beneficial owner of any Registrable Securities. In consideration for the Company agreeing to its obligations under this Agreement, each Holder agrees in connection with any Underwritten Offering of the Company’s securities with respect to which the Company has complied with its obligations under Section 2 hereof, as applicable (whether or not such Holder is participating in such offering), upon the request of the underwriters managing any such underwritten offering, such Holder shall enter into an agreement with such underwriters reasonably requested by such underwriters not to effect (other than pursuant to such offering) any public sale or distribution of Registrable Securities, including, but not limited to, any sale pursuant to Rule 144, or make any short sale of, grant any option for the purchase of, or otherwise dispose of any Registrable Securities, in each case without the prior written consent of such underwriters and subject to customary exceptions, during the Holdback Period; provided that the foregoing shall not apply to the Holders unless the executive officers, directors and managers (as applicable) of the Company and FOAEC, the holders of securities holding 5% or more of the then outstanding shares of Common Stock of the Company on a fully exchanged and as converted basis and holders of any of the securities participating in such offering, are subject to the same Holdback Period and enter into lockup agreements that are no less restrictive than the terms applicable to the Holders hereunder. Notwithstanding the foregoing, any waiver or termination of this holdback provision by such underwriters with respect to any of the Holders or any other holders subject to similar holdback restrictions shall apply to the other Holders as well, pro rata based upon the number of shares subject to such obligations. For the avoidance of doubt, this Section 10(a) shall not apply to any shares of Common Stock or Preferred Stock included in the Underwritten Offering giving rise to the applications of this Section 10(a). Notwithstanding the foregoing, (i) Holders shall not be subject to such Holdback Period unless such Holders had

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the right to participate in the offering pursuant to Section 2(a) (provided, for the avoidance of doubt, that if Holders are unable to participate in an Underwritten Offering as a result of the application of the “cutback” provisions pursuant to Section 2(b), they shall be deemed not to have had the right to participate in the offering) and (ii) a Holder shall not be subject to such Holdback Period so long as it respectively holds, together with its Affiliates, less than 5% of the then outstanding shares of Common Stock of the Company (on a fully exchanged and as converted basis assuming all outstanding Common Units of FOAEC were exchanged for shares of Common Stock on a one-for-one basis).

(b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of each of the Company and the Holders of a majority of the Registrable Securities; provided, however, that any amendment, modification, supplement, waiver or consent to departures from the provisions of this Agreement that would subject a Holder to materially adverse and differential treatment relative to the other Holders shall require the agreement of the differentially treated Holder. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such Registration Statement.

(c) Successors, Assigns and Transferees. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. The provisions of this Agreement which are for the benefit of the parties hereto other than the Company may be transferred or assigned to any Person in connection with a Transfer (as defined in the Investment Agreement) of Series A Preferred Stock or Common Stock issued upon conversion of the Series A Preferred Stock to such Person in a Transfer permitted by the Investment Agreement (any such transferee or assignee, a “Permitted Transferee”); provided, however, that (i) prior written notice of such assignment of rights is given to the Company and (ii) such Permitted Transferee agrees in writing to be bound by, and subject to, this Agreement as a “Holder” pursuant to a written instrument in form and substance reasonably acceptable to the Company. Except as provided in Section 6 with respect to an Indemnified Party, nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, remedy or claim under, or in respect of this Agreement or any provision herein contained.

(d) Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by nationally recognized overnight air courier, one (1) Business Day after mailing; (c) if sent by e-mail transmission, with a copy sent on the same day in the manner provided in the foregoing clause (a) or (b), when transmitted and receipt is confirmed; and (d) if otherwise actually personally delivered, when delivered, provided, that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party shall provide by like notice to the other parties to this Agreement:

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If to the Company, to:

Finance of America Companies Inc.

5830 Granite Parkway, Suite 400

Plano, Texas 75024

Attention:  Graham Fleming

Email:   [****]

with a copy (which shall not constitute notice) to:

Finance of America Companies Inc.

5830 Granite Parkway, Suite 400

Plano, Texas 75024

Attention:  General Counsel

Email:   [****]

and

Simpson Thacher & Bartlett LLP

900 G Street NW

Washington, DC 20001

Attention:  William R. Golden

Email:   wgolden@stblaw.com

If to a Holder, to:

Blue Owl Alternative Credit Alameda LP & ACM ASOF IX Master

HoldCo 2 LLC

c/o Blue Owl Alternative Credit Advisors LLC

399 Park Avenue

Floor 37

New York, NY 10002

Attention: Legal Department

Email: [****]

(or at such other addresses as shall be specified by notice given in accordance with this Section 10(d)) with a copy (which shall not constitute notice) to:

Orrick, Herrington & Sutcliffe LLP

51 W. 52nd St.

New York, NY 10019

Attention: B. J. Rosen; David Ruff; Marsha Mogilevich

Email: bjrosen@orrick.com; druff@orrick.com;

mmogilevich@orrick.com

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(e) Descriptive Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

(f) Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law.

(g) Counterparts and Electronic Signature. This Agreement may be signed in one or more counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall constitute an original and all of which together shall constitute one and the same agreement. Any party shall be entitled to sign and transmit electronic signatures to this Agreement (whether by facsimile, .pdf, or electronic mail transmission), and any such signature shall be binding on the party whose name is contained therein.

(h) Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

(i) Specific Performance. Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

(j) Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

(k) Termination. The provisions of this Agreement (other than Sections 5 and 6) shall terminate upon the earliest to occur of (i) with respect to any Holder, upon written notice to the Company of such Holder’s election to opt-out of its rights under this Agreement (the “Registration Rights Opt-Out”) (until such time as such Holder rescinds in writing its Registration Rights Opt-Out), (ii) its termination by the written agreement of all parties hereto or their respective successors in interest, (iii) the date on which all shares of Common Stock and Series A Preferred Stock have ceased to be Registrable Securities, and (iv) the dissolution, liquidation or winding up of the Company. Nothing herein shall relieve any party from any liability for the breach of any of the agreements set forth in this Agreement.

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(l) No Inconsistent Agreements. The Company has not entered into, and agrees not to enter into, any agreement with respect to its securities that conflicts with the registration rights granted to the Holders herein.

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IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be duly executed on its behalf as of the date first written above.

COMPANY

FINANCE OF AMERICA COMPANIES INC.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

HOLDER

For and on behalf of:
ACM ASOF IX Master HoldCo 2 LLC

By: BLUE OWL ALTERNATIVE CREDIT ADVISORS LLC, its Investment Manager

By:
Name:
Title:	Authorized Signatory

HOLDER

For and on behalf of:
Blue Owl Alternative Credit Alameda LP

By: BLUE OWL ALTERNATIVE CREDIT ADVISORS LLC, its Investment Manager

By:
Name:
Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]